Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 15, 2005,

among

ATLANTIC TELE-NETWORK, INC.,

as Borrower,

COBANK, ACB,

as Administrative Agent, Lead Arranger and a Lender,

BANCO POPULAR DE PUERTO RICO

as a Lender,

and

the other Lenders referred to herein

TABLE OF CONTENTS

SECTION 1 AMOUNTS AND TERMS OF FACILITIES			1
1.1	Facilities.		1
	(A)	Revolver Facility.	1
	(B)	Term Loan Facility.	2
	(C)	Notes.	2
	(D)	Advances.	2
1.2	Interest.		2
	(A)	Interest Options.	2
	(B)	Applicable Margins.	3
	(C)	Interest Periods.	3
	(D)	Calculation and Payment.	4
	(E)	Default Rate of Interest.	4
	(F)	Excess Interest.	4
	(G)	Selection, Conversion or Continuation of Loans; LIBOR and Quoted Rate Availability.	5
1.3	Notice of Borrowing, Conversion or Continuation of Loans.		5
1.4	Fees and Expenses.		6
	(A)	Unused Commitment Fees.	6
	(B)	Certain Other Fees.	6
	(C)	Breakage Fee.	6
	(D)	Expenses and Attorneys’ Fees.	6
1.5	Payments.		7
1.6	Repayments of Loans and Reduction of the Revolver Loan Commitment.		8
	(A)	Scheduled Termination of Revolver Loan Commitment and Repayments of the Term Loan.	8
	(B)	Reductions Resulting From Mandatory Repayments.	8
	(C)	Voluntary Reduction of the Revolver Loan Commitment.	8
	(D)	Mandatory Repayments.	9
1.7	Voluntary Prepayments and Other Mandatory Repayments.		9
	(A)	Voluntary Prepayment of Loans.	9
	(B)	Repayments from Insurance Proceeds.	9
	(C)	Repayments from Certain Asset Dispositions.	9
	(D)	Repayments from Debt Issuances.	10
1.8	Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.		10
1.9	Loan Accounts.		10
1.10	Changes in LIBOR Rate Availability.		10
1.11	Capital Adequacy and Other Adjustments.		11
1.12	Optional Prepayment/Replacement of Lender in Respect of Increased Costs.		12
1.13	Taxes.		13
	(A)	No Deductions.	13
	(B)	Foreign Lenders.	13
1.14	Changes in Tax Laws.		14
1.15	Term of This Agreement.		14

SECTION 2 AFFIRMATIVE COVENANTS			15
2.1	Compliance With Laws.		15
2.2	Maintenance of Books and Records; Properties; Insurance.		15
2.3	Inspection; Lender Meeting.		17
2.4	Legal Existence, Etc.		17
2.5	Use of Proceeds.		17
2.6	Further Assurances; Notices of Acquisition of Real Property.		17
2.7	CoBank Patronage Capital.		18
2.8	Collateral Assignments of Material Contracts.		18
2.9	Investment Company Act; Public Utility Holding Act.		18
2.10	Payment of Obligations.		18
2.11	Environmental Laws.		19
2.12	Creation or Acquisition of Subsidiaries.		19

SECTION 3 NEGATIVE COVENANTS			20
3.1	Indebtedness.		20
3.2	Liens and Related Matters.		21
3.3	Investments.		21
3.4	Contingent Obligations.		21
3.5	Restricted Junior Payments.		22
3.6	Restriction on Fundamental Changes.		22
3.7	Disposal of Assets or Subsidiary Stock.		23
3.8	Transactions with Affiliates.		23
3.9	Management Fees.		24
3.10	Conduct of Business.		24
3.11	Fiscal Year.		24
3.12	Modification of Agreements.		24
3.13	Inconsistent Agreements.		24

SECTION 4 FINANCIAL COVENANTS AND REPORTING			25
4.1	Total Leverage Ratio.		25
4.2	Commnet Leverage Ratio.		25
4.3	Debt Service Coverage Ratio.		25
4.4	Equity to Assets Ratio.		26
4.5	Financial Statements and Other Reports.		26
	(A)	Quarterly Financials; Other Quarterly Reports.	26
	(B)	Year-End Financials.	26
	(C)	Compliance Certificates.	26
	(D)	Accountants’ Reliance Letter.	26
	(E)	Accountants’ Reports.	27
	(F)	Management Report.	27
	(G)	Budget.	27
	(H)	SEC Filings and Press Releases.	27
	(I)	Events of Default, Etc.	27

	(J)	Litigation.	28
	(K)	Regulatory and Other Notices.	28
	(L)	Material Adverse Effect.	28
	(M)	Environmental Notices.	28
	(N)	ERISA Events.	28
	(O)	Other Information.	29
4.6	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.		29

SECTION 5 REPRESENTATIONS AND WARRANTIES			29
5.1	Disclosure.		29
5.2	No Material Adverse Effect.		30
5.3	Organization, Powers, Authorization and Good Standing.		30
	(A)	Organization and Powers.	30
	(B)	Authorization; Binding Obligation.	30
	(C)	Qualification.	30
5.4	Compliance of Agreement, Loan Documents and Borrowings with Applicable Law.		30
5.5	Compliance with Law; Governmental Approvals.		31
5.6	Tax Returns and Payments.		31
5.7	Environmental Matters.		31
5.8	Financial Statements.		31
5.9	Intellectual Property.		31
5.10	Litigation, Investigations, Audits, Etc.		32
5.11	Employee Labor Matters.		32
5.12	ERISA Compliance.		32
5.13	Communications Regulatory Matters.		33
5.14	Perfection and Priority.		34
5.15	Solvency.		34
5.16	Investment Company Act; Public Utility Holding Act.		34
5.17	Material Contracts.		34
5.18	Title to Properties.		34
5.19	Subsidiaries.		34
5.20	Transactions with Affiliates.		34

SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES			35
6.1	Event of Default.		35
	(A)	Payment.	35
	(B)	Default in Other Agreements.	35
	(C)	Breach of Certain Provisions.	35
	(D)	Breach of Warranty.	35
	(E)	Other Defaults Under Loan Documents.	35
	(F)	Involuntary Bankruptcy; Appointment of Receiver; Etc.	35
	(G)	Voluntary Bankruptcy; Appointment of Receiver; Etc.	36
	(H)	Governmental Liens.	36
	(I)	Judgment and Attachments.	36

	(J)	Dissolution.	36
	(K)	Solvency.	36
	(L)	Injunction.	36
	(M)	ERISA; Pension Plans.	37
	(N)	Environmental Matters.	37
	(O)	Invalidity of Loan Documents.	37
	(P)	Damage; Strike; Casualty.	37
	(Q)	Franchises, Licenses, Permits and Contracts.	37
	(R)	Failure of Security.	37
	(S)	Change in Control.	38
	(T)	Expropriation.	38
6.2	Suspension of Loan Commitments.		38
6.3	Acceleration.		38
6.4	Rights of Collection.		38
6.5	Consents.		38
6.6	Performance by Administrative Agent.		39
6.7	Set Off and Sharing of Payments.		39
6.8	Application of Payments.		39
6.9	Adjustments.		40

SECTION 7 CONDITIONS TO LOANS			40
7.1	Conditions to Initial Loan.		40
	(A)	Executed Loan Documents.	40
	(B)	Control Agreements.	41
	(C)	Closing Certificates; Opinions.	41
	(D)	Collateral.	42
	(E)	Consents.	42
	(F)	Financial Matters.	43
	(G)	Miscellaneous.	43
7.2	Conditions to All Loans.		43

SECTION 8 ASSIGNMENT AND PARTICIPATION			44
8.1	Assignments and Participations in Loans and Notes.		44
8.2	Administrative Agent.		46
	(A)	Appointment.	46
	(B)	Nature of Duties.	46
	(C)	Rights, Exculpation, Etc.	47
	(D)	Reliance.	48
	(E)	Indemnification.	48
	(F)	CoBank, Syndication Agent and Documentation Agent Individually.	49
	(G)	Notice of Default.	49
	(H)	Successor Administrative Agent.	49
	(I)	Collateral Matters.	50
	(J)	Agency for Perfection; Enforcement of Security by Administrative Agent.	51
	(K)	Dissemination of Information.	51

8.3	Amendments, Consents and Waivers for Certain Actions.		51
8.4	Disbursement of Funds.		52
8.5	Disbursements of Advances; Payments.		52
	(A)	Pro Rata Treatment; Application.	52
	(B)	Availability of Lender’s Pro Rata Share.	52
	(C)	Return of Payments.	53

SECTION 9 MISCELLANEOUS			53
9.1	Indemnities.		53
9.2	Amendments and Waivers.		53
9.3	Notices.		54
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative.		55
9.5	Marshaling; Payments Set Aside.		55
9.6	Severability.		55
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.		55
9.8	Headings.		55
9.9	Applicable Law.		56
9.10	Successors and Assigns.		56
9.11	No Fiduciary Relationship.		56
9.12	Construction.		56
9.13	Confidentiality.		56
9.14	Consent to Jurisdiction and Service of Process.		57
9.15	Waiver of Jury Trial.		57
9.16	Survival of Warranties and Certain Agreements.		58
9.17	Entire Agreement.		58
9.18	Counterparts; Effectiveness.		58

SECTION 10 DEFINITIONS			58
10.1	Certain Defined Terms.		58
10.2	Other Definitional Provisions.		72

SCHEDULES

Schedule 3.3(C)	Existing Investments
Schedule 3.8	Transactions with Affiliates
Schedule 5.3(A)	Jurisdiction of Organization
Schedule 5.3(C)	Qualification to Transact Business
Schedule 5.10	Litigation, Etc.
Schedule 5.11	Labor Matters
Schedule 5.13(A)	License Information
Schedule 5.13(B)	Valid Licenses
Schedule 5.17	Material Contracts
Schedule 5.19	Subsidiaries

EXHIBITS
Exhibit 1.3	Form of Notice of Borrowing/Conversion/Continuation
Exhibit 4.5(C)	Form of Compliance Certificate
Exhibit 10.1(A)	Form of Lender Addition Agreement
Exhibit 10.1(B)	Form of Revolver Note
Exhibit 10.1(C)	Form of Term Note

INDEX OF DEFINED TERMS

Defined Term	Defined in Section
Accounting Changes	§4.6
Acquisition	§10.1
Act	§10.1
Adjustment Date	§10.1
Administrative Agent	§10.1
Affiliate	§10.1
Affected Lender	§1.12
Agreement	§10.1
Airplane Indebtedness	§3.1(D)
Applicable Law	§10.1
Arranger	§10.1
Asset Disposition	§10.1
Available Revolver Loan Commitment	§10.1
Bankruptcy Code	§10.1
Base Rate	§10.1
Base Rate Loans	§10.1
Benefited Lender	§6.9
Borrower	Preamble
Breakage Fee	§1.4(C)
Budgets	§4.5(G)
Business Day	§10.1
Calculation Period	§10.1
Capital Lease	§10.1
Cash Equivalents	§10.1
Certificate of Exemption	§1.13(B)
Change of Control	§10.1
Closing Date	§10.1
CoBank	Preamble
Collateral	§10.1
Collateral Contract Assignments	§10.1
Commnet	Recitals
Commnet Guaranty	§10.1
Commnet Leverage Ratio	§10.1
Commnet Operating Agreement	§10.1
Communications Act	§10.1
Communications System	§10.1
Compliance Certificate	§4.5(C)
Contingent Obligation	§10.1
Debt Service	§10.1
Debt Service Coverage Ratio	§10.1

Default	§10.1
EBITDA	§10.1
Electing Lender	§1.8
Eligible Assignee	§10.1
Environmental Laws	§10.1
Equity	§10.1
Equity to Assets Ratio	§10.1
ERISA	§10.1
ERISA Affiliate	§10.1
ERISA Event	§10.1
Event of Default	§6.1
Excess Cash Flow	§10.1
Facility(ies)	§10.1
FCC	§10.1
FDPA	§2.2
Federal Funds Rate	§10.1
Fixed Charge Coverage Ratio	§10.1
Fixed Charges	§10.1
Foreign Lender	§1.13(B)
Franchise	§10.1
Funding Date	§7.2
GAAP	§10.1
Governmental Approvals	§10.1
Governmental Authority	§10.1
Indebtedness	§10.1
Indemnitees	§9.1
Intellectual Property Rights	§5.9
Interest Expense	§10.1
Interest Period	§10.1
Interest Rate Agreement	§10.1
Investment	§10.1
IRC	§10.1
Lender(s)	§10.1
Lender Addition Agreement	§10.1
Letter of Non-Exemption	§1.13(B)
LIBOR	§10.1
LIBOR Interest Period	§1.2(B)
LIBOR Loans	§10.1
LIBOR Margin	§10.1
Licenses	§10.1
Lien	§10.1
Loan(s)	§10.1
Loan Commitment(s)	§10.1
Loan Documents	§10.1
Material Adverse Effect	§10.1

Material Contracts	§10.1
Multi-employer Plan	§10.1
Net Proceeds	§10.1
Note(s)	§10.1
Notice of Borrowing/Conversion/Continuation	§1.3(A)
Obligations	§10.1
PBGC	§10.1
Pension Plan	§10.1
Permitted Acquisition	§3.6
Permitted Encumbrances	§10.1
Person	§10.1
Plan	§10.1
Pro Rata Share	§10.1
PUC	§10.1
Purchase Agreement	§10.1
Put –Call	§3.5
Quoted Rate	§1.2(a)(i)(3)
Quoted Rate Loan	§10.1
Quoted Rate Interest Period	§1.2(a)(i)(3)
Replacement Lender	§1.12(A)
Representatives	§8.2(E)
Related Interest Rate Agreement	§10.1
Reportable Event	§10.1
Requisite Lenders	§10.1
Restricted Junior Payment	§10.1
Revolver Commitment Fee	§1.4(A)
Revolver Expiration Date	§10.1
Revolver Facility	§10.1
Revolver Loan Commitment	§10.1
Revolver Loan(s)	§10.1
Revolver Note(s)	§10.1
SEC	§4.5(H)
Security Agreement	§10.1
Security Documents	§10.1
Security Interest	§10.1
Statement	§4.5(B)
Subsidiary	§10.1
Tax Liabilities	§1.13(A)
Term Loan	§10.1
Term Loan Commitment	§10.1
Term Loan Facility	§10.1
Term Loan Maturity Date	§10.1
Term Loan Note(s)	§10.1
Term Loans	§10.1
Total Leverage Ratio	§10.1

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 15, 2005, among ATLANTIC TELE-NETWORK, INC., a Delaware corporation (“Borrower”), COBANK, ACB (individually, “CoBank”), as Administrative Agent, as Arranger and as a Lender, BANCO POPULAR DE PUERTO RICO, as a Lender, and such other Lenders as may from time to time become a party to this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Subsection 10.1.

R E C I T A L S:

WHEREAS, Borrower desires that Lenders extend to Borrower a revolver loan facility and a term loan facility, the proceeds of which are to be available to fund Borrower’s purchase of 95% of the outstanding membership interests of Commnet Wireless, LLC (“Commnet”), to repay in full all outstanding principal of and interest on all indebtedness of Commnet and its Subsidiaries, to provide funds for the capital expenditures of Borrower and its Subsidiaries, to provide funds for the working capital needs and other general corporate purposes of Borrower and its Subsidiaries, and to finance certain costs associated with the Facilities; and

WHEREAS, Borrower has secured all of its Obligations under the Loan Documents by granting to Administrative Agent, for the benefit of itself and Lenders, a first priority security interest in and lien upon all or substantially all of its now owned or hereafter acquired personal and real property.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AMOUNTS AND TERMS OF FACILITIES

1.1 Facilities. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Borrower contained herein and in the other Loan Documents:

(A) Revolver Facility. Each Lender, severally and not jointly, agrees to lend to Borrower, from time to time during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolver Expiration Date, its Pro Rata Share of each Revolver Loan; provided that no Lender shall be required at any time to lend more than its respective Pro Rata Share of the Available Revolver Loan Commitment; and provided, further, that at any one time the aggregate principal amount of the Revolver Loans outstanding may not exceed the Revolver Loan Commitment. Within the limits of and subject to the Available

Credit Agreement/Atlantic Tele-Network, Inc.

Revolver Loan Commitment, this Subsection 1.1(A) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(A) may be repaid or prepaid and, at any time up to and including the Business Day immediately preceding the Revolver Expiration Date, reborrowed.

(B) Term Loan Facility. Each Lender, severally and not jointly, agrees to lend to Borrower, in a single advance on the Closing Date, its Pro Rata Share of the Term Loan Commitment; provided all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein. Amounts borrowed under this Subsection 1.1(B) that are repaid or prepaid may not be reborrowed.

(C) Notes. Borrower shall execute and deliver to each Lender a Revolver Note and a Term Note, dated the Closing Date, in the principal amount of such Lender’s Pro Rata Share of the Revolver Loan Commitment and the Term Loan Commitment, respectively.

(D) Advances. Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by Borrower. Advances under the Term Loan are only available on the Closing Date.

1.2 Interest.

(A) Interest Options.

(i) From the date each Loan is made, based upon the election of Borrower, at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection and Subsection 1.2(G)), each such Loan shall accrue interest as follows:

(1) as a Base Rate Loan, at the sum of the Base Rate plus 1% per annum; or

(2) as a LIBOR Loan, for the applicable LIBOR Interest Period, at the sum of LIBOR plus the LIBOR Margin applicable to such Loan from time to time as provided in Subsection 1.2(B); or

(3) for the Term Loan only, as a Quoted Rate Loan, at a fixed annual interest rate (the “Quoted Rate”) to be quoted by CoBank in its sole and absolute discretion. Under this option, the interest rate may be fixed for periods ranging from 180 days to the Term Loan Maturity Date (each such period, a “Quoted Rate Interest Period”); provided, however, that a Quoted Rate Interest Period may only expire on a Business Day; and provided, however, further, that there initially shall be a Quoted Rate Interest Period for the full amount of the Term Loan from the date hereof to the Term Loan Maturity Date at a fixed per annum interest rate of 5.85%; and

(ii) Except as otherwise provided in Subsections 1.2(E) and 6.6, interest on all other Obligations not paid when due will accrue at the Base Rate plus 1% per annum.

Credit Agreement/Atlantic Tele-Network, Inc.

(B) Applicable Margins. Initially, and continuing through the day immediately preceding the first Adjustment Date occurring on or after September 30, 2005 on which Borrower demonstrates that a change in the LIBOR Margin is warranted and requests such change in writing, the LIBOR Margin shall be 1.50%. Commencing on such Adjustment Date, the applicable Base Rate Margin and LIBOR Margin for any Revolver Loan and any Term Loan shall be for each Calculation Period the per annum percentage set forth in the pricing table below opposite the applicable Total Leverage Ratio of Borrower, determined on a consolidated basis for Borrower and its Subsidiaries; provided, that effective (i) upon the occurrence of an Event of Default and until such Event of Default is cured or waived or (ii) in the event that Administrative Agent shall not receive the financial statements and Compliance Certificate required pursuant to Subsections 4.5(A), 4.5(B) and 4.5(C) when due, from such due date and until the fifth Business Day following Administrative Agent’s receipt of such overdue financial statements and Compliance Certificate (and in the event a decrease in the applicable margin is then warranted, receipt of Borrower’s written request to decrease such margin), the LIBOR Rate Margin shall be 1.50% per annum.

PRICING TABLE – Revolver Loan and Term Loan

Total Leverage Ratio	LIBOR Margin
≥ 1.5x	1.50%
< 1.5x	1.25%

(C) Interest Periods. Each LIBOR Loan may be obtained for a one, two, three, six, nine or 12 month period (each such period being an “LIBOR Interest Period”). With respect to all LIBOR Loans:

(i) the LIBOR Interest Period will commence on the date that the LIBOR Loan is made or the date on which any portion of the Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding LIBOR Interest Period expires;

(ii) if the LIBOR Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day; provided, that if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day and such day is the last Business Day of a calendar month, such LIBOR Interest Period shall expire on the Business Day next preceding such day;

(iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such LIBOR Interest Period shall end on the last Business Day of the last calendar month in such LIBOR Interest Period; and

Credit Agreement/Atlantic Tele-Network, Inc.

(iv) no LIBOR Interest Period shall be selected that extends beyond the Revolver Expiration Date or the Term Loan Maturity Date.

(D) Calculation and Payment. Interest on Loans including amounts due under Subsection 1.4, shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding or conversion to a Base Rate Loan and the first day of an Interest Period shall be included in the calculation of interest. The date of payment (as determined in Subsection 1.5) of any Loan and the last day of an Interest Period shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one day’s interest shall be charged.

Interest accruing on Base Rate Loans and Quoted Rate Loans is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter; (ii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid; and (iii) the Term Loan Maturity Date or the Revolver Expiration Date, as the case may be, whether by acceleration or otherwise. Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each applicable LIBOR Interest Period; (ii) if the LIBOR Interest Period is longer than three months, on each three-month anniversary of the commencement date of such LIBOR Interest Period; (iii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid; and (iv) the Term Loan Maturity Date or the Revolver Expiration Date, as the case may be, whether by acceleration or otherwise.

(E) Default Rate of Interest. At the election of Administrative Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at rates that are 2% in excess of the rates otherwise in effect, including, without limitation, rates in effect pursuant to the proviso in the second sentence of Subsection 1.2(B), with respect to such Loans and other Obligations.

(F) Excess Interest. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lenders or any Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law. If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit of such validity prescribed by Applicable Law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from circumstances whatsoever Lenders or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest. Additionally, should the method used for calculating interest (i.e., using a 360-day year) be unlawful, such calculation method shall be automatically changed to a 365-6-day year or such other lawful calculation method as is reasonably acceptable to Administrative Agent. This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

Credit Agreement/Atlantic Tele-Network, Inc.

(G) Selection, Conversion or Continuation of Loans; LIBOR and Quoted Rate Availability. Provided that no Default or Event of Default has occurred and is then continuing, Borrower shall have the option to (i) select all or any part of a new borrowing to be a Base Rate Loan, a LIBOR Loan or, only under the Term Loan Facility, a Quoted Rate Loan, in the case of a Base Rate Loan in a principal amount equal to at least $100,000, in the case of a LIBOR Loan in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof, or, only under the Term Loan Facility, a Quoted Rate Loan in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (ii) convert at any time all or any portion of a Base Rate Loan in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into a LIBOR Loan or, only under the Term Loan Facility, in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into a Quoted Rate Loan, (iii) upon the expiration of its Interest Period, convert all or any part of any LIBOR Loan or, only under the Term Loan Facility, a Quoted Rate Loan into a Base Rate Loan, and (iv) upon the expiration of its Interest Period, continue any LIBOR Loan or, only under the Term Loan Facility, a Quoted Rate Loan into one or more LIBOR Loans in a principal amount of $1,000,000 or any whole multiple of $500,000 in excess thereof or, only under the Term Loan Facility, one or more Quoted Rate Loans in a principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, for such new Interest Period(s) as selected by Borrower. Each LIBOR Loan shall be made under any one of the Revolver Facility or the Term Loan Facility, but may not be made under more than one Facility concurrently. During any period in which any Default or Event of Default is continuing, as the Interest Periods for LIBOR Loans or Quoted Rate Loans then in effect expire, such Loans shall be converted into a Base Rate Loan and the LIBOR and Quoted Rate options will not be available to Borrower until all Defaults and Events of Default are cured or waived. In the event Borrower fails to elect a LIBOR Loan or Quoted Rate Loan upon any advance hereunder or upon the termination of any Interest Period, Borrower shall be deemed to have elected to have such amount constitute a Base Rate Loan. There shall be no more than an aggregate of five LIBOR Loans and Quoted Rate Loans Outstanding at any one time.

1.3 Notice of Borrowing, Conversion or Continuation of Loans. Whenever Borrower desires to request a Loan pursuant to Subsection 1.1(A) or (B) or to convert or continue Loans pursuant to Subsection 1.2(G), Borrower shall give Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a “Notice of Borrowing/Conversion/Continuation”) not later than 11:00 a.m. (Denver, Colorado time) three Business Days before the proposed borrowing, conversion or continuation is to be effective. Each Notice of Borrowing/Conversion/Continuation shall specify (i) the Loan (or portion thereof) to be advanced, converted or continued and, with respect to any LIBOR Loan or Quoted Rate Loan to be converted or continued, the last day of the current Interest Period therefor, (ii) the effective date of such borrowing, conversion or continuation (which shall be a Business Day), (iii) the principal amount of such Loan to be borrowed, converted or continued, (iv) the Interest Period to be applicable to any new LIBOR Loan or Quoted Rate Loan, and (v) the Facility under which such borrowing, conversion or continuation is to be made. Administrative Agent shall give each Lender prompt written notice of any Notice of Borrowing/Conversion/Continuation given on by Borrower.

Credit Agreement/Atlantic Tele-Network, Inc.

1.4 Fees and Expenses.

(A) Unused Commitment Fees. From the Closing Date, Borrower shall be obligated to pay Administrative Agent, for the benefit of all Lenders (based upon their respective Pro Rata Shares of the Revolver Loan Commitment), a fee (the “Revolver Commitment Fee”) in an amount equal to (i) the Revolver Loan Commitment less the outstanding balance of Revolving Loans during the preceding calendar quarter multiplied by (ii) .375% calculated on the basis of a 360-day year for the actual number of days elapsed. Such fees are to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolver Expiration Date.

(B) Certain Other Fees. Borrower shall be obligated to pay to CoBank, individually, fees in the amounts and at the times specified in the letter agreement dated July 22, 2005, between Borrower and CoBank.

(C) Breakage Fee. Upon any repayment or payment of a LIBOR Loan or Quoted Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall be obligated to pay Administrative Agent, for the benefit of all affected Lenders, an amount (the “Breakage Fee”) equal to the present value of any losses, expenses and liabilities (including any loss (including interest paid) sustained by each such affected Lender in connection with the reemployment of such funds) that any such affected Lender may sustain as a result of the payment of such LIBOR Loan or Quoted Rate Loan on such day. For purposes of calculating amounts payable by Borrower to Lenders under this Subsection 1.4(C), each LIBOR Loan or Quoted Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR rate for such LIBOR Loan or Quoted Rate for such Quoted Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such LIBOR Loan or Quoted Rate Loan is in fact so funded. In addition, upon any repayment or prepayment of a LIBOR Loan or Quoted Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall be obligated to pay Administrative Agent, not for the benefit of Lenders, an administrative fee of $300.

(D) Expenses and Attorneys’ Fees. In addition to fees due under Subsections 1.4(A) and 1.4(B), Borrower agrees to pay promptly all reasonable fees, costs and expenses (including those of attorneys) incurred by Administrative Agent in connection with (i) any matters contemplated by or arising out of the Loan Documents, (ii) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security and any tax payable in connection with any Loan Documents and any amendments, modifications and waivers. In addition to fees due under Subsections 1.4(A) and (B), Borrower shall also reimburse on demand each of Administrative Agent and Banco popular de Puerto Rico for its expenses (including

Credit Agreement/Atlantic Tele-Network, Inc.

reasonable attorneys’ fees and expenses) incurred in connection with the documenting and closing the transactions contemplated herein. In addition to fees due under Subsections 1.4(A) and (B), Borrower agrees to pay promptly (i) all reasonable fees, costs and expenses incurred by Administrative and Lenders in connection with any amendment, supplement, waiver or modification of any of the Loan Documents and (ii) all reasonable out-of-pocket fees, costs and expenses incurred by each of Administrative Agent and Lenders in connection with any Default or Event of Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from Borrower. All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5 and shall be secured by the Collateral.

1.5 Payments. All payments by Borrower of the Obligations shall be made in same day funds and delivered to Administrative Agent, for the benefit of itself and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate:

CoBank, ACB

Greenwood Village, Colorado

ABA Number 3070-8875-4

Reference: CoBank for the benefit of ATN

Borrower shall receive credit on the day of receipt for funds received by Administrative Agent by 11:00 a.m. (Denver, Colorado time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

Borrower authorizes Lenders to make (but Lenders shall not be obligated to make) a Base Rate Loan under the Revolver Facility, on the basis of the Lenders’ respective Pro Rata Shares of the Revolver Facility, for the payment of interest, commitment fees, Breakage Fees and any other costs and expenses due hereunder at any time during the continuance of an Event of Default without prior notice to Borrower, provided that Administrative Agent shall give Borrower notice thereof promptly thereafter although the failure of Administrative Agent to give such notice shall not affect the validity of such Base Rate Loan.

To the extent Borrower or any other party or Person makes a payment or payments to Administrative Agent for the ratable benefit of Lenders or for the benefit of Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, or any combination of the foregoing (whether by demand, litigation, settlement or otherwise), then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

Credit Agreement/Atlantic Tele-Network, Inc.

Each payment received by Administrative Agent under this Agreement or any Note for account of any Lender shall be remitted by Administrative Agent to such Lender promptly after Administrative Agent’s receipt thereof, and such remittance shall be made in immediately available funds for the account of such Lender for the Loans or other obligation in respect of which such payment is made.

1.6 Repayments of Loans and Reduction of the Revolver Loan Commitment.

(A) Scheduled Termination of Revolver Loan Commitment and Repayments of the Term Loan.

(1) Scheduled Termination of Revolver Loan Commitment. In addition to any reduction pursuant to Subsections 1.6(B) and 1.6(C), the Revolver Loan Commitment shall be permanently terminated in full on the Revolver Expiration Date, and any outstanding principal balance of the Revolver Loans not sooner due and payable will become due and payable on the Revolver Expiration Date.

(2) Scheduled Repayments of the Term Loan. In addition to any repayments pursuant to Subsections 1.7 and 1.8, the outstanding principal balance of the Term Loan not sooner due and payable will become due and payable on the Term Loan Maturity Date.

(B) Reductions Resulting From Mandatory Repayments. The Revolver Loan Commitment also will be permanently reduced to the extent and in the amount that Borrower is required, pursuant to Subsection 1.8, to apply mandatory repayments to be made pursuant to Subsection 1.7(B), (C) and (D) to the Revolver Facility (whether or not any Revolver Loans are then outstanding and available to be repaid). All reductions provided for in this Subsection 1.6(B) shall be in addition to the voluntary reductions provided for in Subsection 1.6(C) and, accordingly, may result in the termination of the Revolver Loan Commitment prior to the date set forth in clause (ii) of the definition of the term Revolver Expiration Date.

(C) Voluntary Reduction of the Revolver Loan Commitment. Borrower shall have the right, upon at least three Business Days’ prior written notice to Administrative Agent, to terminate or permanently reduce the then unused portion of the Revolver Loan Commitment. Each partial reduction shall be in a minimum amount of at least $250,000, or any whole multiple thereof in excess thereof, and shall be applied as to each Lender based upon its Pro Rata Share. Notwithstanding the foregoing, no reduction shall be permitted if, after giving effect thereto and to any prepayment made in connection therewith, the aggregate principal balance of the Revolver Loans then outstanding under the Revolver Facility would exceed the Revolver Loan Commitment as so reduced. All reductions elected under this Subsection 1.6(C) shall be in addition to the reductions in the Revolver Loan Commitment provided for in Subsections 1.6(A)(1) and 1.6(B) and, accordingly, may result in the termination of the Revolver Loan Commitment prior to the date set forth in clause (ii) of the definition of the term Revolver Expiration Date.

Credit Agreement/Atlantic Tele-Network, Inc.

(D) Mandatory Repayments. If at any time the aggregate outstanding amount of Revolver Loans exceeds the Revolver Loan Commitment, Borrower shall be obligated to repay promptly the Revolver Loans in an amount at least sufficient to reduce the aggregate principal balance of such Revolver Loans then outstanding to the amount of the Revolver Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make any additional Revolver Loans. Any repayments pursuant to this Subsection 1.6(D) shall be paid and applied in accordance with Subsection 1.8 and must be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

1.7 Voluntary Prepayments and Other Mandatory Repayments.

(A) Voluntary Prepayment of Loans. Subject to the provisions of Subsection 1.8 and the notice requirement in the following sentence, at any time, Borrower may prepay (i) the Base Rate Loan, in whole or in part, without penalty, and (ii) any LIBOR Loan or Quoted Rate Loan, in whole or in part, upon payment of applicable Breakage Fees. Notice of any prepayment of (a) a Base Rate Loan shall be given not later than 11 a.m. (Denver, Colorado time) on the Business Day immediately preceding the date of prepayment, and (b) a LIBOR Loan or Quoted Rate Loan shall be given not later than 11:00 a.m. (Denver, Colorado time) on the third Business Day immediately preceding the date of prepayment. All partial prepayments shall be in a minimum amount of at least $250,000, or any whole multiple thereof in excess thereof (or the entire remaining balance of the applicable Loan Commitment), and shall be paid and applied in accordance with Subsection 1.8. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(B) Repayments from Insurance Proceeds. Immediately upon receipt thereof, Borrower shall be obligated to repay the Loans in an amount equal to all Net Proceeds received by Borrower or any Subsidiary of Borrower that are insurance proceeds from any Asset Disposition (which Asset Disposition, together with all other such Asset Dispositions covered by this Subsection 1.7(B), exceeds $3,000,000 in the aggregate over the term of this Agreement); provided, however, that if no Default or Event of Default has occurred and is continuing, Borrower shall not be required to repay the Loans with the Net Proceeds if Borrower or such Subsidiary (i) has previously applied cash or (ii) applies such Net Proceeds, to repair or replace the lost, damaged or destroyed assets within 180 days of receipt by Borrower or such Subsidiary of such Net Proceeds. All such repayments shall be paid and applied in accordance with Subsection 1.8. All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(C) Repayments from Certain Asset Dispositions. Immediately upon receipt thereof, Borrower shall be obligated to repay the Loans in an amount equal to all Net Proceeds by Borrower or any Subsidiary of Borrower that are from Asset Dispositions, other than insurance proceeds or from Asset Dispositions permitted pursuant to Subsection 3.7; provided, however, that if (i) no Default or Event of Default has occurred and is continuing and (ii) the aggregate of all such Net Proceeds during the 12-month period ending on the date of such proposed reinvestment does not exceed 5% of Borrower’s then amount of consolidated assets, Borrower shall not be required to repay the Loans with the Net Proceeds if Borrower or such Subsidiary

Credit Agreement/Atlantic Tele-Network, Inc.

applies such Net Proceeds to acquire equipment or other assets that are used or useful in the business of Borrower and or such Subsidiary within 180 days of receipt by Borrower or such Subsidiary of such Net Proceeds. All such repayments shall be paid and applied in accordance with Subsection 1.8. All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(D) Repayments from Debt Issuances. Immediately upon receipt by Borrower or any Subsidiary of Borrower of Net Proceeds relating to the issuance by Borrower or any Subsidiary of Borrower of any public or private debt (other than pursuant to Subsection 3.1), Borrower shall be obligated to repay the Loans in an amount equal to such Net Proceeds. All such repayments shall be paid and applied in accordance with Subsection 1.8. All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

1.8 Application of Prepayments and Repayments; Payment of Breakage Fees, Etc. Absent a prior written direction from Borrower to apply any repayment made pursuant to Subsection 1.7(B) through (D) to the principal balance of the Term Loan facility, each such repayment shall be first applied to reduce the Revolver Loan Commitment (and, to the extent as a result thereof the Revolver Loan Commitment exceeds the then outstanding principal balance of the Revolver Loans, to repay the Revolver Loans). After the Revolver Loan Facility is repaid and the Revolver Loan Commitment reduced in full, each repayment made pursuant to Subsection 1.7(B) through (D) shall be applied to the principal balance of Term Loan Facility. All repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to a Base Rate Loan or such of the LIBOR Loans or Quoted Rate Loans as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to a Base Rate Loan and then to such LIBOR Loans and then to such Quoted Rate Loans as Administrative Agent shall select. All prepayments and repayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount prepaid or repaid. All prepayments and repayments applied to the Term Loan shall be applied to principal installments in the inverse order of maturity.

1.9 Loan Accounts. Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) the charging and payment of all fees, costs and expenses and (iii) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, absent manifest error, provided that any failure by Administrative Agent to maintain such records shall not limit or affect Borrower’s obligation to pay. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply payments to any of the Obligations in any manner it deems appropriate.

1.10 Changes in LIBOR Rate Availability.

(A) If with respect to any proposed LIBOR Interest Period, Administrative Agent or any Lender (after consultation with Administrative Agent) determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such LIBOR Interest Period, or Lenders having a Pro Rata Share of 50% or more under a Facility determine (and

Credit Agreement/Atlantic Tele-Network, Inc.

notify Administrative Agent) that the LIBOR rate applicable pursuant to Subsection 1.2(A)(1) for any requested LIBOR Interest Period with respect to a proposed LIBOR Loan under such Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon and until such affected Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Loan shall be suspended and such affected Lender shall make its Pro Rata Share of such type of LIBOR Loans as a Base Rate Loan or such other type of Loan as permitted by Administrative Agent. Any Lender may, in its sole discretion, waive the benefits and provisions of this Subsection with respect to any proposed LIBOR Interest Period.

(B) If the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case occurring after the Closing Date, shall make it unlawful or impossible for one or more Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to Borrower and all other Lenders. Thereafter, until such Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that such circumstances no longer exist, (i) the obligations of such Lender or Lenders to make LIBOR Loans and the right of Borrower to convert any Loan of such Lender or Lenders to a LIBOR Loan or continue any Loan of such Lender or Lenders as a LIBOR Loan shall be suspended and (ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current LIBOR Interest Period applicable thereto, such Loan shall immediately be converted to the Base Rate Loan.

1.11 Capital Adequacy and Other Adjustments.

(A) If after the date hereof there occurs the introduction, or change in the interpretation, of any law, rule, or regulation the effect of which would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Administrative Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost. Borrower shall be obligated to pay the amount of such increased cost to Administrative Agent for the benefit of the affected Lenders within 15 days after receipt of such certificate. Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted; provided that any such certificate may not seek increased costs for any period prior to the date that is six months prior to the date of such certificate.

(B) In the event that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any

Credit Agreement/Atlantic Tele-Network, Inc.

corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrower shall be obligated, from time to time within 15 days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent), to pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted; provided that any such certificate may not seek increased costs for any period prior to the date that is six months prior to the date of such certificate.

1.12 Optional Prepayment/Replacement of Lender in Respect of Increased Costs. Within 15 days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Subsections 1.11, 1.13 or 1.14 or if it becomes illegal or impossible for any Lender to continue to fund or to make LIBOR Loans pursuant to Subsection 1.10(B), as a result of any condition described in either of such Subsections, then, unless such Lender has theretofore removed or cured the conditions creating the cause for such obligation to pay such additional amounts or for such illegality or impossibility, Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

(A) Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent. In the event Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Loan Commitments to such Replacement Lender at a price (including accrued interest) that is reasonably acceptable to the Affected Lender and the Replacement Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

(B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Loan Commitments, in which case the Loan Commitments will be permanently reduced by the amount of such Pro Rata Share. Borrower shall, within 90 days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including all applicable Breakage Fees and such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Loan Commitments. Any such prepayment pursuant to this Subsection 1.12(B) shall be applied in accordance with Subsection 1.8 (except that such prepayment shall be

Credit Agreement/Atlantic Tele-Network, Inc.

solely for the account of the Affected Lender and not for the account of all the Lenders in accordance with their Pro Rata Shares) and shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid.

1.13 Taxes.

(A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on net income, herein “Tax Liabilities”), excluding, however, franchise taxes and taxes imposed on the net income of a Lender or Administrative Agent by the federal, state, local or foreign taxing authorities in the jurisdiction in which the principal place of business of such Lender or Administrative Agent is located. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then, except as provided in Subsection 1.13(B) and the last sentence of this Subsection 1.13(A), the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding the foregoing, any Lender that fails to provide Borrower and Administrative Agent a properly completed and executed IRS Form W-9 will be subject to backup withholding on payments to such Lender without any gross-up hereunder.

(B) Foreign Lenders. Each Lender which would be considered a foreign lender under the IRC (“Foreign Lender”) as to which payments made under this Agreement or under the Notes is exempt for withholding tax under the IRC or is subject to withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent (i) a properly completed and executed United States Internal Revenue Service Form W-8ECI or W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender’s entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a “Certificate of Exemption”) or (ii) letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a “Letter of Non-Exemption”). Prior to becoming a Lender under this Agreement and within 15 days after a reasonable written request of Borrower or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Administrative Agent.

If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease or be reduced, as appropriate, upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Administrative Agent.

Credit Agreement/Atlantic Tele-Network, Inc.

1.14 Changes in Tax Laws. In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

(1) does or shall subject Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes or franchise taxes, imposed generally by federal, state, local or foreign taxing authorities in the jurisdiction in which the principal place of business of such Lender or Administrative Agent is located with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax imposed by such jurisdictions on the overall net income of Administrative Agent or such Lender); or

(2) does or shall impose on Administrative Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Administrative Agent or any such Lender of making or continuing any Loan hereunder, or to reduce any amount receivable hereunder, as the case may be, then, in any such case, Borrower shall be obligated to promptly pay to Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate Administrative Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as reasonably determined by Administrative Agent or such Lender with respect to this Agreement or the other Loan Documents. If Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify Borrower of the event by reason of which Administrative Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

1.15 Term of This Agreement. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on October 31, 2010. This Agreement shall remain in effect through and including, and (except with respect to provisions hereof expressly stated herein to survive any such termination) shall terminate immediately after, the date on which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 2

AFFIRMATIVE COVENANTS

Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations (other than unasserted indemnity claims), unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply, and shall cause each of its Subsidiaries to perform and comply, with all covenants in this Section 2.

2.1 Compliance With Laws. Borrower will (i) comply with and will cause its respective Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any Subsidiary of Borrower are now or hereafter doing business, (ii) obtain and maintain and will cause each of its Subsidiaries, to obtain and maintain all licenses, qualifications and permits (including the Franchises and the Licenses) now held or hereafter required for Borrower or any Subsidiary of Borrower to operate, and (iii) comply with and will cause its respective Subsidiaries to comply with all Material Contracts, other than, in all such cases, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This Subsection 2.1 shall not preclude Borrower or any Subsidiary of Borrower from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

2.2 Maintenance of Books and Records; Properties; Insurance. Borrower will keep and will cause each of its Subsidiaries to keep adequate records and books of account, in which full, true and correct entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of such Persons. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all Collateral used in its business and the business of its Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof, except for (i) dispositions of assets permitted hereunder or (ii) as would not reasonably, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower will and will cause each of its Subsidiaries to maintain complete, accurate and up-to-date books, records, accounts and other information relating to all Collateral in such form and in such detail as may be satisfactory to Administrative Agent. Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss and damage of the kinds and of such types, with such insurers, in such amounts, with such limits and deductibles and otherwise on such terms and conditions as customarily carried or maintained by corporations of established reputation engaged in similar businesses, and will deliver evidence thereof to Administrative Agent on or prior to the Closing Date, and thereafter at least 30 days prior to any expiration thereof, evidence of renewal of such insurance. If any part of the Collateral lies within a “special flood hazard area” as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the “FDPA”), and Administrative Agent determines that flood insurance coverage is required to be obtained for such

Credit Agreement/Atlantic Tele-Network, Inc.

Collateral in order for Administrative Agent and Lenders to comply with the FDPA, the appropriate Borrower shall obtain and maintain such flood insurance policies as Administrative Agent reasonably requests so that Administrative Agent and Lenders shall be deemed in compliance with the FDPA and shall deliver evidence thereof to Administrative Agent. Such policies of flood insurance shall be in form and substance reasonably satisfactory to Administrative Agent and shall be in an amount of at least the lesser of the value of such Collateral constituting buildings, structures or personal property located within the “special flood hazard area” or the maximum limit of coverage available under Applicable Law. Borrower will cause (i) Administrative Agent, for the benefit of itself and Lenders, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Administrative Agent, to be named (A) as a lender loss payee or mortgagee in the case of property loss and damage insurance, (B) as assignee in the case of all business interruption insurance and (C) as an additional insured in the case of all flood insurance and workers’ compensation insurance (to the extent permitted by Applicable Law) and (ii) Administrative Agent, pursuant to endorsements in form and substance reasonably acceptable to Administrative Agent, to be named as an additional insured in the case of all liability insurance. All insurance policies required hereunder shall (i) include effective waivers by the insurer of subrogation against Administrative Agent, Lenders and their respective affiliates and any right of insurer to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Borrower (or its Subsidiaries), (ii) following notice to Borrower during the continuation of a Default or Event of Default, provide that all insurance proceeds shall be adjusted with and paid to Administrative Agent, (iii) be non-cancelable and not subject to material change as to Administrative Agent except upon 30 days prior written notice given by the insurer to Administrative Agent, (iv) contain a breach of representation or warranty provision in favor of Administrative Agent, (v) contain a cross liability clause, (vi) with respect to property loss and damage insurance and business interruption insurance, provide that the interests of the Administrative Agent shall not be invalidated by any action or inaction (other than non-payment) of Borrower, its Subsidiaries, or any other Person, and shall insure the Administrative Agent regardless of any breach or violation by Borrower, its Subsidiaries or any other person, of any warranties, declarations or conditions of such policies and (vii) provide that the insurance be primary and without right of contribution from any other insurance which may be available to Administrative Agent and expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group), shall operate in the same manner as if there were a separate policy covering each insured, and liability for premiums shall be solely a liability of Borrower.

Administrative Agent shall be entitled, upon reasonable advance notice, to review and/or receive copies of, the insurance policies of Borrower and its Subsidiaries carried and maintained with respect to Borrower’s obligations under this Subsection 2.2. Notwithstanding anything to the contrary herein, no provision of this Subsection 2.2 or any provision of this Agreement shall impose on Administrative Agent and Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Borrower and its Subsidiaries, nor shall Administrative Agent and Lenders be responsible for any representations or warranties made by or on behalf of Borrower and its Subsidiaries to any insurance broker, company or underwriter. Administrative Agent, at its sole option, may obtain such insurance if not provided by Borrower and in such event, Borrower shall reimburse Administrative Agent upon demand for the cost thereof.

Credit Agreement/Atlantic Tele-Network, Inc.

2.3 Inspection; Lender Meeting. Borrower will permit and will cause each of its Subsidiaries to permit, at the expense of Borrower, any authorized representatives of any Lender (i) to visit and inspect any of its properties and the properties of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and (ii) to discuss its and their affairs, finances and business with its and their officers, employees and certified public accountants, in both cases upon reasonable prior notice at such reasonable times during normal business hours and as often as may be reasonably requested; provided, that, except during the continuance of a Default, each visit or inspection by a Lender in excess of one visit or inspection during a calendar year shall be at the expense of such Lender. Without in any way limiting the foregoing, Borrower will participate in and will cause its key management personnel to participate in a meeting with Administrative Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Administrative Agent.

2.4 Legal Existence, Etc. Except as otherwise permitted by Subsection 3.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and good standing and all rights and franchises (including the Franchises and the Licenses), except as permitted hereunder as and as would not reasonably be expected to have a Material Adverse Effect.

2.5 Use of Proceeds. Borrower will use the proceeds of the Loans, and will cause any of its Subsidiaries who receive (directly or indirectly) proceeds of the Loans to use such proceeds, solely for the purposes described in the recital paragraphs to this Agreement. No part of any Loan will be used (directly or indirectly) to purchase any “margin stock” as defined in, or otherwise in violation of, the regulations of the Federal Reserve System.

2.6 Further Assurances; Notices of Acquisition of Real Property. Borrower will, and will cause each of its Subsidiaries to, from time to time, do, execute and deliver all such additional and further acts, documents and instruments as Administrative Agent or any Lender reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Administrative Agent and Lenders of their respective rights under this Agreement and the other Loan Documents, including such financing statements, documents, security agreements and reports to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents. Borrower will notify Administrative Agent in each Compliance Certificate delivered pursuant to Subsection 4.5(C) of the acquisition (including by way of lease) by Borrower (or its Subsidiaries) of any real property or any interest therein including all easements and licenses (and the cost thereof or annual rentals with respect thereto), and of any registered intellectual property, or the opening of any new deposit, investment or other accounts, and will execute and deliver all such additional documents and instruments as Administrative Agent may reasonably require, promptly upon the request of Administrative Agent (including, upon written request of Administrative Agent, mortgages, title insurance policies, landlord and mortgagee waivers and consents, UCC financing statements (including fixture filings), environmental audits, completed environmental questionnaires, surveys, assignments, control agreements and legal opinions).

Credit Agreement/Atlantic Tele-Network, Inc.

2.7 CoBank Patronage Capital. So long as CoBank is a Lender hereunder, Borrower will acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws at the time this Agreement is entered into. The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of Borrower’s patronage with CoBank shall be governed by CoBank’s Bylaws. CoBank agrees that all Loans that are made by CoBank and that are retained for its own account and not sold in a participation shall be entitled to patronage distributions in accordance with the CoBank’s Bylaws; all Loans that are made by CoBank and are included in a sale of a participation shall not be entitled to patronage distributions. CoBank’s Pro Rata Share of the Loans and other Obligations due to CoBank shall be secured by a statutory first lien on all equity which Borrower may now own or hereafter acquire in CoBank. Such equity shall not, however, constitute security for the Obligations due to any other Lender. CoBank shall not be obligated to set off or otherwise apply such equities to Borrower’s obligations to CoBank.

2.8 Collateral Assignments of Material Contracts. Borrower and its Subsidiaries, as appropriate, shall promptly execute and deliver to Administrative Agent, for the benefit of Administrative Agent and all Lenders, all such Collateral Contract Assignments with respect to Material Contracts as Administrative Agent may request from time to time, such Collateral Contract Assignments to contain, to the extent obtainable through the use of reasonably commercial efforts, a consent to the collateral assignment of the applicable Material Contract satisfactory to Administrative Agent and containing such other reasonable terms and conditions in light of the nature of the applicable Material Contract and the parties thereto other than Borrower and its Subsidiaries.

2.9 Investment Company Act; Public Utility Holding Act. Neither Borrower nor any of its Subsidiaries shall be required to register under, or is otherwise subject to regulation as an “investment company” as that term is defined in, the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries shall be or become a “holding company” as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

2.10 Payment of Obligations. Unless contested in good faith by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefore, Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination provisions), and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments, claims and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto or a

Credit Agreement/Atlantic Tele-Network, Inc.

lien would attach to any of the properties of Borrower if unpaid unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor.

2.11 Environmental Laws. Borrower will, and will at all times cause each of its Subsidiaries to:

(A) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(B) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

(C) Defend, indemnify and hold harmless Administrative Agent and Lenders, and their respective employees, Administrative Agent, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower or any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing is determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Subsection 2.12 shall survive repayment of the Obligations and the termination of this Agreement.

2.12 Creation or Acquisition of Subsidiaries.(A) Subject to the provisions of Subsection 3.6, Borrower may from time to time create new Subsidiaries, and Subsidiaries of Borrower may create or acquire new Subsidiaries, provided that concurrently with (and in any event within ten Business Days thereafter) the creation or acquisition of any new Subsidiary, all the capital stock of or other equity interest in such new Subsidiary will be pledged to the Administrative Agent as follows (provided that any equity interests in any new foreign Subsidiary formed or acquired after the date hereof that constitutes a “controlled foreign corporation” under Section 956 of the IRC which, when aggregated with all of the other shares of equity interests in such Subsidiary pledged to Administrative Agent, would result in more than 65% of the total equity interests of such Subsidiary being pledged to Administrative Agent, need not be pledged): (i) if Borrower directly owns any of the capital stock of or other equity interest in such new Subsidiary, Borrower will

Credit Agreement/Atlantic Tele-Network, Inc.

execute and deliver to the Administrative Agent any amendment or supplement to the Security Agreement as Administrative Agent may reasonably request pursuant to which all such capital stock or other equity interest shall be pledged to the Administrative Agent, together, if applicable, with the certificates evidencing such capital stock and undated stock powers duly executed in blank; and (ii) if any of the capital stock of or other equity interest in such new Subsidiary is owned by a wholly-owned direct or indirect Subsidiary of Borrower, to the extent not already covered by the Pledge Agreement, such other Subsidiary will execute and deliver to the Administrative Agent (except in connection with a Permitted Acquisition where the stock is pledged to another Person in connection with such acquisition or any debt assumed thereunder) an appropriate joinder, amendment or supplement to the Security Agreement, pursuant to which all of the capital stock of or other equity interest in such new Subsidiary owned by such other Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such capital stock and undated stock powers duly executed in blank. As promptly as reasonably possible, Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Subsidiary), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest on a first-priority basis in the Collateral being pledged pursuant to the documents described above.

SECTION 3

NEGATIVE COVENANTS

Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations (other than unasserted indemnity claims), unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply, and shall cause each of its Subsidiaries to perform and comply, with all covenants in this Section 3.

3.1 Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

(A) the Obligations;

(B) the Contingent Obligations permitted by Subsection 3.4;

(C) Indebtedness under purchase money security agreements and Capital Leases, the aggregate principal amount of which shall not exceed $5,000,000 at any one time;

(D) Indebtedness to US Bancorp Equipment Finance, Inc. in a principal amount not to exceed $1,900,000, existing on the date hereof (the “Airplane Indebtedness”);

(E) Indebtedness incurred in connection with any Related Interest Rate Agreement and incurred in connection with any Interest Rate Agreement to hedge the interest rate exposure applicable to any portions of other Indebtedness permitted pursuant to this Subsection 3.1;

Credit Agreement/Atlantic Tele-Network, Inc.

(F) Indebtedness assumed in connection with Permitted Acquisitions; and

(G) other Indebtedness, the aggregate principal amount of which shall not exceed $2,000,000 at any one time.

3.2 Liens and Related Matters. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

3.3 Investments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person except:

(A) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents, provided that such Cash Equivalents are not subject to set off rights;

(B) obligations of or equities in CoBank, as set forth in Subsection 2.8;

(C) existing Investments set forth on Schedule 3.3(c);

(D) the Acquisition and Permitted Acquisitions;

(E) exercise of the Put-Call;

(F) purchases after the date hereof of additional ownership interests in Bermuda Digital Communications, LTD, in an aggregate amount during each fiscal year of Borrower not to exceed $250,000;

(G) advances to Subsidiaries, provided that such advances are evidenced by written promissory notes, such notes are demand notes and contain terms and provisions, including applicable interest rates, reasonable acceptable to Administrative Agent, and such notes have been delivered to Administrative Agent; and

(H) other Investments in the Communications industry, the aggregate amount of which shall not exceed 1% of Borrower’s consolidated total assets at any time.

3.4 Contingent Obligations. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except those:

(A) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

Credit Agreement/Atlantic Tele-Network, Inc.

(B) arising under indemnity agreements to title insurers in connection with mortgagee title insurance policies in favor of Collateral Agent for the benefit of itself and the other Lenders;

(C) arising with respect to customary indemnification obligations incurred in connection with Permitted Acquisitions and permitted Asset Dispositions (provided that such obligations shall in no event exceed the amount of proceeds received in connection therewith);

(D) arising in the ordinary course of business with respect to customary indemnification obligations incurred in connection with liability insurance coverage;

(E) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $500,000 in aggregate liability;

(F) incurred as a guaranty of Indebtedness permitted by Subsection 3.1 (provided that such guaranty obligation shall in no event exceed the amount of such Indebtedness plus other related costs and expenses of collection as set forth in such guaranty); and

(G) Contingent Obligations arising under the Loan Documents.

3.5 Restricted Junior Payments. Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that so long as no Default or Event of Default exists before or will result after giving effect to such distribution on a pro forma basis, Borrower may, during any fiscal year commencing with the fiscal year ending December 31, 2005, (i) make, declare or pay lawful cash dividends or distributions to its shareholders or redeem capital stock in an aggregate amount which is greater of 50% of (y) Borrower’s consolidated net income (excluding non-cash extraordinary items, such as the writedown or writeup of assets) for the immediately preceding fiscal year or (z) Borrower’s consolidated net income for the current year annualized and (ii) redeem or repurchase capital stock of Borrower in connection with the termination of an employee or any other Board approved stock redemption or repurchase plan in an aggregate amount during each fiscal year not to exceed $250,000; provided, however, further, that notwithstanding any other provisions of this Subsection 3.5, Borrower shall be permitted to (y) exercise the “call” and perform the “put” provisions relating to the 5% minority interest of BAS (as defined in the Commnet Operating Agreement) in Commnet provided for in the Commnet Operating Agreement in effect as of the date hereof (the “Put-Call”), and (z) make the tax distributions provided for in the Commnet Operating Agreement in effect as of the date hereof.

3.6 Restriction on Fundamental Changes. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) unless and only to the extent required by law or as would not be reasonably expected to be adverse to the interests of Lenders, amend, modify or waive any term or provision of its articles of organization, operating agreement, management agreements, articles of incorporation, certificates of designations pertaining to preferred stock or by-laws; (ii) enter into any transaction of merger or consolidation, except that any Subsidiary of Borrower may be merged with or into Borrower or any wholly owned Subsidiary (provided that Borrower or such wholly owned Subsidiary is the surviving entity) and except that any Permitted

Credit Agreement/Atlantic Tele-Network, Inc.

Acquisition or any permitted Asset Diposition may be structured as merger; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except in connection with another transaction permitted under clause (ii) above; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person (whether by stock purchase or otherwise), provided, that Borrower or any Subsidiary of Borrower may acquire all or any substantial part of the business or assets of any other Person or equity interests in any Person so long as (a) no Default or Event of Default exists before or will result after giving effect to such acquisition on a pro forma basis, (b) such assets or business are held in Borrower, an existing Subsidiary or a new Subsidiary that complies with Subsection 2.12, and (c) the aggregate amount of assets or business acquired pursuant to this proviso in any fiscal year of Borrower (without deduction for Indebtedness assumed) does not exceed the sum of (Y) 5% of Borrower’s consolidated assets plus (Z) the excess, if any, of the amount that Borrower was permitted in the prior fiscal year to dividend or distribute pursuant to clause (i) of the first proviso in Subsection 3.5 over the aggregate amount of dividends and distributions actually made by Borrower during such fiscal year pursuant to clause (i) of the first proviso in Subsection 3.5 (each, a “Permitted Acquisition”).

3.7 Disposal of Assets or Subsidiary Stock. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell (including, without limitation, pursuant to a sale and leaseback transaction, except those that would be permitted under Subsection 3.1(G) deeming any such sale-leaseback to be Indebtedness, subject to documentation reasonably satisfactory to Administrative Agent), lease (including, without limitation, pursuant to a lease and leaseback transaction), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (i) bona fide sales or leases of inventory to customers in the ordinary course of business, dispositions of surplus, worn out or obsolete equipment, and any conveyance, lease, sublease, transfer or other disposition of assets of any of Borrower or its Subsidiaries to Borrower or any of its wholly owned Subsidiaries; (ii) fair market value sales of Cash Equivalents; (iii) leasing or subleasing of its property in the ordinary course of business; and (iv) all other Asset Dispositions if all of the following conditions are met: (a) the aggregate market value of such assets sold in any fiscal year of Borrower does not exceed $3,000,000 in the aggregate for Borrower and its Subsidiaries; (b) the consideration received by Borrower or such Subsidiary is at least equal to the fair market value of such assets; (c) the sole consideration received is cash or other equipment of comparable value to that disposed of and that is to be used in the business of Borrower or such Subsidiary; (d) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available; and (e) no Default or Event of Default then exists or shall result from the Asset Disposition.

3.8 Transactions with Affiliates. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on Schedule 3.8 or as permitted pursuant to Subsections 3.3, 3.5, 3.6, 3.7 and 3.9; (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the

Credit Agreement/Atlantic Tele-Network, Inc.

business of Borrower or any Subsidiary of Borrower and upon fair and reasonable terms which (in the case of transactions requiring payments by Borrower or its Subsidiaries in the aggregate in excess of $250,000 in any fiscal year) are fully disclosed to Lenders and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; (iii) transactions among Borrower and its wholly owned Subsidiaries; or (iv) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.

3.9 Management Fees. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any management or other similar fees to any Person; except management fees paid to Borrower or, by any Subsidiary of Commnet, to Commnet, Borrower or any wholly owned Subsidiary of Borrower, or other management or similar fees proposed by Borrower and satisfactory to Requisite Lenders.

3.10 Conduct of Business. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than businesses of owning, constructing, managing, operating and investing (subject to Subsection 3.3) in Communications Systems or other businesses related thereto.

3.11 Fiscal Year. Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year, which ends on December 31.

3.12 Modification of Agreements. Borrower will not amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Material Contracts, except to the extent such change, amendment, modification or consent is not materially adverse to Administrative Agent or any Lender and would not otherwise have a Material Adverse Effect.

3.13 Inconsistent Agreements. Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or such Subsidiary of any of its obligations hereunder or under any other Loan Document (other than permitted Capital Leases and purchase money security agreements), (b) prohibit Borrower or such Subsidiary from granting to Administrative Agent, for the benefit of itself and Lenders a lien on any of its assets (other than assets subject to a purchase money security interest or a Capital Lease) or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to (i) pay dividends or make other distributions to its parent or any other applicable Subsidiary of its parent, or pay any Indebtedness owed to its parent or any Subsidiary of its parent, (ii) make loans or advances to its parent or (iii) transfer any of its assets or properties to its parent.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 4

FINANCIAL COVENANTS AND REPORTING

Borrower hereby covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations (other than unasserted indemnity claims), unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Section 4. For the purposes of this Section 4, except as expressly provided below, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Subsidiaries.

4.1 Total Leverage Ratio. Commencing on the Closing Date, Borrower shall maintain at all times, measured at each fiscal quarter end, a Total Leverage Ratio of less than or equal to 2.0:1:0 ; provided, however, Borrower will have 60 days after the applicable reporting date to cure any default under this Subsection 4.1 by reducing the Indebtedness of Borrower on a consolidated basis through an equity issuance.

4.2 Commnet Leverage Ratio. Commencing on the Closing Date, Commnet shall maintain at all times, measured at each fiscal quarter end occurring during the periods set forth below and maintained through the next measurement date, a Commnet Leverage Ratio of less than or equal to the ratio set forth below opposite such period:

Date	Ratio
Closing Date through and including December 31, 2005	7.500:1.0
January 1, 2006 through and including June 30, 2006	7.000:1.0
July 1, 2006 through and including December 31, 2006	6.250:1.0
January 1, 2007 through and including June 30, 2007	5.750:1.0
July 1, 2007 through and thereafter	5.000:1.0

; provided, however, Borrower will have 60 days after the applicable reporting date to cure any default under this Subsection 4.2 by reducing the Indebtedness of Borrower on a consolidated basis or increasing the Borrower Pledged Cash, except that, Borrower and any of its Subsidiaries, including Commnet, may not incur an additional Indebtedness in order to cure such default.

4.3 Debt Service Coverage Ratio. Commencing on the Closing Date, Borrower shall maintain at all times, measured at each fiscal quarter end, a Debt Service Coverage Ratio greater than or equal to 3.0:1.0.

Credit Agreement/Atlantic Tele-Network, Inc.

4.4 Equity to Assets Ratio. Commencing on the Closing Date, Borrower shall maintain at all times, measured at each fiscal quarter end, an Equity to Assets Ratio greater than or equal to 0.40:1.0.

4.5 Financial Statements and Other Reports. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP consistently applied (it being understood that quarterly financial statements are not required to have footnote disclosures or reflect year end adjustments). Borrower will deliver or cause to be delivered each of the financial statements and other reports described below to Administrative Agent (and each Lender in the case of the financial statements and other reports described in Subsections 4.5(A) through (I) and (K)).

(A) Quarterly Financials; Other Quarterly Reports. As soon as available and in any event within 60 days after the end of each of its first three fiscal quarters, Borrower will deliver or cause to be delivered consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter.

(B) Year-End Financials. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, Borrower will deliver or cause to be delivered (i) consolidated and consolidating balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders’ equity and cash flows for such fiscal year, and (ii) reports with respect to the financial statements received pursuant to this Subsection from PriceWaterhouseCoopers or another nationally recognized firm of independent certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in the Statement).

(C) Compliance Certificates. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.5(A) and (B), Borrower will deliver or cause to be delivered a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.5(C) (each, a “Compliance Certificate”) signed by two of the chief executive officer, the chief financial officer and the chief accounting officer of Borrower.

(D) Accountants’ Reliance Letter. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsection 4.5(B), Borrower will deliver or cause to be delivered a copy of letters addressed to Borrower’s certified public identifying Lenders as parties that Borrower intend to rely on such professional services provided to Borrower by such accountants.

Credit Agreement/Atlantic Tele-Network, Inc.

(E) Accountants’ Reports. Promptly upon receipt thereof, Borrower will deliver or cause to be delivered copies of all significant reports submitted by Borrower’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(F) Management Report. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.5(A) and 4.5(B), Borrower will deliver or cause to be delivered (i) if the Borrower is no longer subject to reporting requirements of the Exchange Act, reports in scope and content substantively similar to its present SEC reporting and (ii) quarterly operational data in scope and content substantially similar to that data now provided to Borrower’s Board of Directors as its monthly “Dashboard.” The information above shall be presented in reasonable detail and shall be certified by the chief financial officer or chief operating officer of Borrower, respectively, to the effect that, to his or her knowledge after reasonable diligence, such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

(G) Budget. (i) As soon as reasonably available, but in any event within 60 days after the first day of each fiscal year of Borrower, respectively, occurring during the term hereof, Borrower shall deliver or cause to be delivered operating and capital spending budgets (the “Budgets”) of Borrower and its Subsidiaries for such fiscal year, quarter by quarter and (ii) promptly after becoming aware thereof, Borrower will deliver or cause to be delivered any material amendment to or deviation from such Budgets.

(H) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower will deliver or cause to be delivered copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or any Subsidiary of Borrower to its or their respective security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any Subsidiary of Borrower with any securities exchange or with the Securities and Exchange Commission (the “SEC”) or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by Borrower or any Subsidiary of Borrower to the public concerning developments in the business of any such Person.

(I) Events of Default, Etc. Promptly upon any executive officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any Subsidiary of Borrower with respect to any such event or condition and a certificate of the chief executive officer or chief operating officer of Borrower or such Subsidiary specifying the nature and period of existence of such event or condition and what action, if any, Borrower or such Subsidiary has taken, is taking and proposes to take with respect thereto: (i) any Event of Default or Default; (ii) any notice that any Person has given to Borrower or any Subsidiary of Borrower or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

Credit Agreement/Atlantic Tele-Network, Inc.

(J) Litigation. Promptly upon any executive officer of Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Subsidiary of Borrower not previously disclosed by Borrower to Administrative Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any Subsidiary of Borrower which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Administrative Agent and provide such other information as may be requested by Administrative Agent and reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matter.

(K) Regulatory and Other Notices. Within 30 days after filing, receipt or becoming aware thereof, Borrower will deliver or cause to be delivered copies of any filings or communications sent to or notices and other communications received by Borrower or any Subsidiary of Borrower from any Governmental Authority, including the FCC, any applicable PUC and the SEC, relating to any noncompliance by Borrower or any Subsidiary of Borrower with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

(L) Material Adverse Effect. Promptly after becoming aware thereof, Borrower will give written notice to Administrative Agent and Lenders of any change in events or changes in facts or circumstances affecting Borrower or any Subsidiary of Borrower which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

(M) Environmental Notices. Promptly after becoming aware of any violation by Borrower or any Subsidiary of Borrower of Environmental Laws or promptly upon receipt of any notice that a Governmental Authority has asserted that Borrower or any Subsidiary of Borrower is not in compliance with Environmental Laws or that its compliance is being investigated, Borrower will give notice to Administrative Agent and Lenders thereof and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and Lenders to reasonably evaluate such matter.

(N) ERISA Events. Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after Borrower’s or any of its Subsidiaries’ receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Amendment Date or the commencement of contributions by Borrower or any of its Subsidiaries to any Pension Plan to which Borrower or any of its Subsidiaries was not contributing at the Amendment Date; and immediately upon becoming aware of any other event or condition regarding a Plan or Borrower’s, or any of its Subsidiaries’ or an ERISA Affiliate’s compliance with ERISA which could reasonably be expected to have a Material Adverse Effect, Borrower will give notice to Administrative Agent and Lenders thereof and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and Lenders to reasonably evaluate such matter.

Credit Agreement/Atlantic Tele-Network, Inc.

(O) Other Information. With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower and any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Collateral Agent or any Lender.

4.6 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Administrative Agent pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No Accounting Changes (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance in accordance with GAAP as in effect as of the Closing Date (without reflecting such Accounting Changes). “Accounting Changes” means: (i) changes in accounting principles required by GAAP and implemented by Borrower or any Subsidiary of Borrower; (ii) changes in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower or any Subsidiary of Borrower; and (iii) changes in the method of determining carrying value of Borrower’s or any of its Subsidiary’s assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 5

REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent and Lenders to enter into this Agreement and to make Loans, Borrower hereby represents and warrants to Administrative Agent and each Lender on the Closing Date (taking into account the consummation of the Acquisition) and on the date of each request for a Loan that the following statements are true, correct and complete; provided, such statements shall take into account the completion of the Acquisition:

5.1 Disclosure. The information furnished by or on behalf of Borrower and its Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.8 and any other document, certificate, opinion or written statement furnished to Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document (other than projections), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections provided by or on behalf of Borrower and its Subsidiaries have been prepared by management in good faith and based upon assumptions believed by management to be reasonable at the time the projections were prepared. Borrower is not aware of any fact which it has not disclosed in writing to Administrative Agent having or which could reasonably be expect to have a Material Adverse Effect.

Credit Agreement/Atlantic Tele-Network, Inc.

5.2 No Material Adverse Effect. Since the Closing Date, there has been no event or change in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

5.3 Organization, Powers, Authorization and Good Standing.

(A) Organization and Powers. Borrower and its Subsidiaries are limited liability companies, corporations or partnerships duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation (which jurisdiction is set forth on Schedule 5.3(A)). Except as disclosed on Schedule 5.3(A), Borrower and its Subsidiaries have all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

(B) Authorization; Binding Obligation. Borrower and its Subsidiaries have taken all necessary limited liability company, partnership, corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Administrative Agent and Lenders), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(C) Qualification. Borrower and its Subsidiaries are duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each such Person is qualified and authorized to do business are set forth on Schedule 5.3(C).

5.4 Compliance of Agreement, Loan Documents and Borrowings with Applicable Law. The execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Borrower or its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) except as required or permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

Credit Agreement/Atlantic Tele-Network, Inc.

5.5 Compliance with Law; Governmental Approvals. Borrower and its Subsidiaries (i) have, or have the right to use, all material Governmental Approvals, including the Franchises and the Licenses, required by any Applicable Law for it to conduct its business, and (ii) are in material compliance with each Governmental Approval, including the Franchises and the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect.

5.6 Tax Returns and Payments. Borrower and its Subsidiaries have duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and have paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate, and Borrower and its Subsidiaries do not anticipate any additional material taxes or assessments for any of such years.

5.7 Environmental Matters. Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof or with such operations, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8 Financial Statements.

(A) All financial statements concerning Borrower and its Subsidiaries which have been furnished to Administrative Agent and Lenders pursuant to this Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly in all material respects the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and do and will disclose all material liabilities and Contingent Obligations of any of Borrower or its Subsidiaries as at the dates thereof.

(B) All Budgets concerning Borrower and its Subsidiaries which have been furnished to Administrative Agent or Lenders were prepared in good faith by or on behalf of Borrower and such Subsidiaries. No fact is known to Borrower which materially and adversely affects or is reasonably expected to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Subsection 5.8(A) or in such information, reports, papers and data or otherwise disclosed in writing to Administrative Agent or Lenders prior to the date hereof.

5.9 Intellectual Property. Borrower and its Subsidiaries own, or possess through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes necessary for the conduct of its business as currently

Credit Agreement/Atlantic Tele-Network, Inc.

or anticipated to be conducted (collectively, the “Intellectual Property Rights”) without infringing upon any validly asserted rights of others, except for any Intellectual Property Rights to absence of which could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither Borrower nor its Subsidiaries have been threatened in writing with any litigation regarding Intellectual Property Rights that would present a material impediment to the business of any such Person.

5.10 Litigation, Investigations, Audits, Etc. Except as set forth on Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against Borrower or its Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as (i) affect the telecommunications industry generally, (ii) do not call into question the validity or enforceability of this Agreement or any other Loan Document or any lien or security interest created hereunder, or (iii) individually or collectively would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.10, to Borrower’s knowledge, none of Borrower and its Subsidiaries are the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law (other than routine IRS audits).

5.11 Employee Labor Matters. Except as set forth on Schedule 5.11, (i) neither of Borrower nor its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, unfair labor practice complaints, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.12 ERISA Compliance.

(A) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service and to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification. Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

(B) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.

Credit Agreement/Atlantic Tele-Network, Inc.

(C) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded liability; (iii) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

5.13 Communications Regulatory Matters.

(A) Schedule 5.13(A) sets forth a true and complete list of the following information for each Franchise and License issued to or utilized by Borrower and its Subsidiaries: the name of the licensee, the type of service, the expiration date and the geographic area covered by such License.

(B) Other than as set forth on Schedule 5.13(B), the Franchises and the Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Franchise and such Licenses. No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such Franchise and such License or (ii) materially and adversely affect any rights of Borrower or its Subsidiaries thereunder. Borrower has no reason to believe and has no knowledge that any Franchise or any License will not be renewed in the ordinary course. Neither Borrower nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC or any applicable Governmental Authority, and there are no proceedings pending by or before the FCC or any applicable Governmental Authority which could in any manner threaten or adversely affect the validity of any Franchise or any License.

(C) All of the material properties, equipment and systems owned, leased or managed by Borrower and its Subsidiaries are, and (to the best knowledge of Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in compliance with all terms and conditions of the Franchises and the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telecommunications companies and customers.

(D) Borrower and its Subsidiaries have paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its and their business and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued.

Credit Agreement/Atlantic Tele-Network, Inc.

5.14 Perfection and Priority. The Security Interest is a valid and perfected first priority lien, security title or security interest in the Collateral in favor of Administrative Agent, for the benefit of itself and Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Lien other than permitted pursuant to Subsection 3.2. The Security Interest is enforceable as security for the Obligations in accordance with its terms.

5.15 Solvency. Borrower and its Subsidiaries: (i) own and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower and its Subsidiaries, and (b) greater than the amount that will be required to pay the probable liabilities of Borrower’s and its Subsidiaries’ then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower and its Subsidiaries; (ii) have capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

5.16 Investment Company Act; Public Utility Holding Act. Neither Borrower nor any of its Subsidiaries is required to register under, or is otherwise subject to regulation as an “investment company” as that term is defined in, the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

5.17 Material Contracts. As of the date hereof, Schedule 5.17 sets forth a complete and accurate list of all Material Contracts of Borrower and its Subsidiaries. Borrower and its Subsidiaries have performed all of its material obligations under such Material Contracts and, to the knowledge of Borrower, each other party thereto is in material compliance with each such Material Contract.

5.18 Title to Properties. Borrower and its Subsidiaries have such title or leasehold interest in and to the real property or interests therein, including easements, licenses and similar rights in real estate, owned or leased by it as is necessary to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower and its Subsidiaries delivered as described in Subsection 5.8, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

5.19 Subsidiaries. Schedule 5.19 sets forth a complete and accurate list of all direct or indirect Subsidiaries of Borrower as of the Closing Date, including for each such Subsidiary whether such Subsidiary is wholly owned by Borrower, and if not, the percentage ownership of Borrower or its Subsidiary in such Subsidiary.

5.20 Transactions with Affiliates. No Affiliate of Borrower is a party to any agreement, contract, commitment or transaction with Borrower or has any material interest in any material property used by Borrower, except as permitted by Subsections 3.8 and 3.9.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 6

EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

6.1 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A) Payment.(i) Failure to repay any outstanding principal amount of the Loans at the time required pursuant to this Agreement, or (ii) failure to pay any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents, and in the case of this clause (ii) such failure continues for three Business Days; or

(B) Default in Other Agreements. (i) Failure of any Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligation; or (ii) any other breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligation if, in either case, the effect of such breach or default is to cause or to permit the holder or holders then to cause such Indebtedness or Contingent Obligation having an aggregate principal amount for Borrower and its Subsidiaries in excess of $1,000,000 to become or be declared due prior to its stated maturity; or

(C) Breach of Certain Provisions. Failure of Borrower or any Subsidiary of Borrower to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to Borrower’s and its Subsidiaries’ obligation to maintain insurance, Subsection 2.5, Section 3 or Section 4 (excluding Subsection 4.6); or

(D) Breach of Warranty. Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant to any Loan Document is false in any material respect on the date made or deemed made; or

(E) Other Defaults Under Loan Documents. Borrower or any of its Subsidiaries breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 45 days after receipt by any Borrower or such other party of notice from Administrative Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

(F) Involuntary Bankruptcy; Appointment of Receiver; Etc. (i) A court enters a decree or order for relief with respect to Borrower of any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within 60 days; or (ii) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having

Credit Agreement/Atlantic Tele-Network, Inc.

similar powers over Borrower or any of its Subsidiaries or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any of its Subsidiaries; or

(G) Voluntary Bankruptcy; Appointment of Receiver; Etc. Borrower (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of its debts, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

(H) Governmental Liens. Any Lien, levy or assessment (other than Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the other assets of Borrower or any of its Subsidiaries by the United States or any other country or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five Business Days prior to the date of any proposed sale thereunder; or

(I) Judgment and Attachments. Any money judgment, writ or warrant of attachment or similar process (other than those described in Subsection 6.1(H)) involving an amount in any individual case or in the aggregate for or against Borrower or any of its Subsidiaries at any time in excess of $1,000,000 (in either case not adequately covered by insurance as to which the insurance company has not denied coverage) is entered or filed against Borrower or any of its Subsidiaries and/or any of its respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five Business Days prior to the date of any proposed sale thereunder; or

(J) Dissolution. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or any of its Subsidiaries and such order remains undischarged or unstayed for a period in excess of 30 days; or

(K) Solvency. Borrower or any of its Subsidiaries ceases to be solvent or Borrower admits in writing its present or prospective inability to pay its debts as they become due; or

(L) Injunction. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any substantial part of its business and such order continues for more than 15 days; or

Credit Agreement/Atlantic Tele-Network, Inc.

(M) ERISA; Pension Plans. (i) Borrower or any of its Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of Borrower or any of its Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

(N) Environmental Matters. Borrower or any of its Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable Environmental Laws; or (iv) comply with any other Environmental Laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

(O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(P) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any material portion of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance results in or could reasonably be expected to have a Material Adverse Effect; or

(Q) Franchises, Licenses, Permits and Contracts. (i) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired or utilized by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; (ii) one or more Franchises or Licenses shall be terminated, revoked, modified or fail to be renewed at its stated expiration; or (iii) any breach, default or termination shall have occurred under any Material Contract by any of the parties thereto, or any Material Contract shall fail to be renewed or otherwise have ceased to be in full force and effect, and such breach, default, failure, cessation or termination could have a Material Adverse Effect, unless such Material Contract is replaced by a comparable Material Contract (in the judgment of Administrative Agent) prior to or concurrent with such breach, default, failure, cessation or termination; or

(R) Failure of Security. Administrative Agent, for the benefit of itself, and Lenders, does not have or ceases to have a valid and perfected first priority security interest (subject to Permitted Encumbrances) in the Collateral or any substantial portion thereof; or

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(S) Change in Control. A Change of Control occurs, or Borrower, other than as a result of a transaction not prohibited hereunder, fails to own the percentage ownership interests in its Subsidiaries that it owns as of the Closing Date (or on the date of acquisition or formation of such Subsidiary), taking into account the consummation of the Acquisition; or

(T) Expropriation. Any federal, state or local Government Authority takes any action to expropriate or condemn all or any substantial portion of the assets of Borrower or of any of its Subsidiaries.

6.2 Suspension of Loan Commitments. Upon the occurrence and during the continuation of any Default or Event of Default, and without limiting any other right or remedy hereunder, each Lender, without notice or demand, may immediately cease making additional Loans and cause its obligation to lend its Pro Rata Share of the Loan Commitments to be suspended; provided that, in the case of a Default, if the subject condition or event is cured by Borrower to the reasonable satisfaction of Requisite Lenders or waived or removed by Requisite Lenders within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated.

6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations (other than Obligations under any Related Interest Rate Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of the Lender or Affiliate of a Lender party thereto) shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower, declare all or any portion of the Loans and all or some of the other Obligations (other than Obligations under any Related Interest Rate Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of the Lender or Affiliate of a Lender party thereto) to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate.

6.4 Rights of Collection. Upon the occurrence and during the continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured, or waived or removed by Requisite Lenders, Administrative Agent may exercise on behalf of Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

6.5 Consents. Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Administrative Agent or Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If Administrative Agent reasonably determines that the consent of a Governmental Authority is

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required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Administrative Agent or Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower’s cost and expense, agrees to use reasonable best efforts, and to cause its Subsidiaries to use their best efforts, to secure such consent and to cooperate with Administrative Agent and Lenders in any action commenced by Administrative Agent or any Lender to secure such consent.

6.6 Performance by Administrative Agent. If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall be obligated, at the request of Administrative Agent, to promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

6.7 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or any of its Subsidiaries (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower), and (B) except as provided in Subsection 8.2(J), other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; provided, that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any equity of CoBank held by Borrower without complying with this Subsection 6.7.

6.8 Application of Payments. Subsequent to the acceleration of the Loans pursuant to Subsection 6.3, all payments received by Lenders (or Affiliates of Lenders party to Related Interest Rate Agreements) on the Obligations and on the proceeds from the enforcement of the Obligations shall be applied among Administrative Agent and Lenders (and Affiliates of Lenders party to Related Interest Rate Agreements) as follows: first, to all Administrative Agent’s, and Lenders’ (and Affiliates of Lenders party to Related Interest Rate Agreements) fees and expenses

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then due and payable; then to all other expenses then due and payable by Borrower under the Loan Documents; then to all indemnitee obligations then due and payable by Borrower under the Loan Documents; then to all commitment and other fees and commissions then due and payable by Borrower under the Loan Documents; then pro rata to (i) accrued and unpaid interest on the Loans (pro rata) in accordance with all such amounts due on the Loans and (ii) any scheduled payments (excluding termination, unwind and similar payments) due to a Lender or an Affiliate of a Lender on any Related Interest Rate Agreements (pro rata with all such amounts due); then pro rata to (a) the principal amount of the Loans (pro rata among all Loans) and (b) any termination, unwind and similar payments due to a Lender or an Affiliate of a Lender under Related Interest Rate Agreements (pro rata with all such amounts due); and then to any remaining amounts due under the Obligations, in that order (provided, such priority may be changed with the consent of both the Requisite Lenders and the Lenders (and Affiliates of Lenders) party to Related Interest Rate Agreements then outstanding). Any remaining monies not applied as provided in this Subsection 6.8 shall be paid to Borrower or any Person lawfully entitled thereto.

6.9 Adjustments. If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender (other than pursuant to Subsection 1.12(B)), if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender’s Loans as shall be necessary to cause such Benefited Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. This Subsection 6.9 shall not apply to any action taken by CoBank with respect to equity in it held by Borrower.

SECTION 7

CONDITIONS TO LOANS

The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

7.1 Conditions to Initial Loan. The obligations of Lenders on or after the Closing Date to make the initial Loan under either of the Facilities are, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions:

(A) Executed Loan Documents. (i) This Agreement, (ii) the Notes, (iii) the Pledge and Security Agreement, (iv) the Commnet Guaranty and (v) all other documents, financing statements and instruments contemplated by such agreements (including, without limitation, landlord waivers and consents), shall have been duly authorized and executed by Borrower, in form and substance satisfactory to Administrative Agent, and Borrower shall have delivered sufficient original counterparts thereof to Administrative Agent for delivery to Lenders.

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(B) Control Agreements. Administrative Agent shall have received executed account control agreements with respect to Borrower’s deposit and securities accounts as shall have been specified by Administrative Agent, in form and substance satisfactory to Administrative Agent, from the appropriate depository institutions or other entities holding such deposit accounts.

(C) Closing Certificates; Opinions.

(1) Officer’s Certificate. Administrative Agent shall have received a certificate from the chief executive officer, chief operating officer or chief financial officer of Borrower in form and substance reasonably satisfactory to Administrative Agent, to the effect that, to their knowledge, all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that Borrower has satisfied each of the closing conditions to be satisfied hereby; and that Borrower has filed all required tax returns and owes no delinquent taxes.

(2) Certificates of Secretary. Administrative Agent shall have received a certificate of the secretary or assistant secretary of each of Borrower and Commnet certifying that attached thereto is a true and complete copy of the articles of incorporation of such Person and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization; that attached thereto is a true and complete copy of the bylaws or operating agreement of such Person as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions or consents of members duly adopted by the Board of Directors of such Person authorizing the borrowings, pledges or guaranties contemplated hereunder, the execution, delivery and performance of this Agreement and the other Loan Documents, and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of such Person executing Loan Documents.

(3) Certificate as to Acquisition. Administrative Agent shall have received a certificate of the chief executive officer, chief operating officer or chief financial officer of Borrower in form and substance reasonably satisfactory to Administrative Agent, to the effect that (i) the Acquisition has been consummated in accordance with the terms and conditions set forth in the Purchase Agreement and (ii) Borrower has delivered to Administrative Agent true and complete copies of the Purchase Agreement and all other documentation related to the Acquisition as Administrative Agent shall reasonably have requested, including, to the extent reasonably requested, reliance letters for any opinion of counsel.

(4) Certificates of Good Standing. Administrative Agent shall have received certificates as of a recent date of the good standing of Borrower and its Subsidiaries under the laws of their respective jurisdictions of organization and such other jurisdictions as are requested by Administrative Agent.

(5) Opinions of Counsel. Administrative Agent shall have received favorable opinions of counsel to Borrower addressed to Administrative Agent and Lenders with

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respect to Borrower covering such matters as may be reasonably requested by Administrative Agent, including, without limitation, the Loan Documents, the Security Interest, due authorization and other corporate matters and regulatory matters (including the Licenses) and which are reasonably satisfactory in form and substance to Administrative Agent.

(D) Collateral.

(1) Collateral Pledge. Borrower and Commnet shall have effectively and validly pledged and perfected the Collateral contemplated by the Security Documents, including the pledge of all of the capital stock of Borrower in Commnet, Guyana Telephone & Telegraph Company Limited and Choice Communications, LLC.

(2) Filings and Recordings. All filings and recordings (including, without limitation, all mortgages, fixture filings and transmitting utility filings) that are necessary to perfect the Security Interest in the Collateral described in the Security Documents shall have been filed or recorded in all appropriate locations and Administrative Agent shall have received evidence satisfactory to Administrative Agent that such Security Interest constitutes a valid and perfected first priority Lien therein.

(3) Lien Searches. Borrower shall have delivered to Administrative Agent the results of a Lien search of all filings made against Borrower and its Subsidiaries under the Uniform Commercial Code (and local tax and judgment filing offices) as in effect in any jurisdiction in which any of its respective assets are located, indicating, among other things, that each Borrower’s assets and the ownership interests of Borrower are free and clear of any Lien, except for Permitted Encumbrances.

(4) Insurance. Administrative Agent shall have received certificates of insurance and certified copies of insurance policies in the form required under Subsection 2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(E) Consents.

(1) Governmental and Third Party Approvals. Borrower shall have delivered to Administrative Agent all material and necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs, and courts having jurisdiction with respect to the execution and delivery of the Acquisition, this Agreement, the other Loan Documents, the granting of the Security Interest, and all such approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

(2) Permits and Licenses. Administrative Agent shall have received copies of all material permits and licenses, including the Licenses, required under Applicable Laws for the conduct of Borrower’s and its Subsidiaries’ businesses.

(3) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial

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damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Administrative Agent in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

(F) Financial Matters.

(1) Fees, Expenses, Taxes, Etc. There shall have been paid by Borrower to Administrative Agent the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(2) Equity Contribution to Borrower. Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, that Borrower has contributed $10,000,000 in cash to fund the Acquisition.

(G) Miscellaneous.

(1) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Administrative Agent. Administrative Agent shall have received copies of all other instruments and other evidence as Administrative Agent may request, in form and substance reasonably satisfactory to Administrative Agent, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

(2) Litigation, Investigations, Audits, Etc. There shall be no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against Borrower or any of its properties, including the Franchises and the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the telecommunications industry generally, that could reasonably be expected to have a Material Adverse Effect.

7.2 Conditions to All Loans. The several obligations of Lenders to make Loans, including the initial Loan, on any date (each such date, a “Funding Date”) are subject to the further conditions precedent set forth below:

(A) Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a Notice of Borrowing requesting an advance of a Loan.

(B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or

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warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Administrative Agent after the Closing Date which disclosures are reasonably acceptable to Administrative Agent.

(C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

(D) No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making any Loan.

(E) Since Closing Date, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(F) All Loan Documents shall be in full force and effect.

SECTION 8

ASSIGNMENT AND PARTICIPATION

8.1 Assignments and Participations in Loans and Notes. Each Lender (including CoBank) may assign, subject to the terms of a Lender Addition Agreement, its rights and delegate its obligations under this Agreement to one or more Persons, provided that (a) such Lender shall first obtain the written consent of Administrative Agent and, if no Default or Event of Default shall have occurred and be continuing, Borrower, which consents shall not be unreasonably withheld or delayed; (b) the Pro Rata Share of any of the Loan Commitments being assigned shall in no event be less than of (i) $5,000,000 and (ii) the entire amount of the Pro Rata Share of a Loan Commitment of the assigning Lender; and (c) upon the consummation of each such assignment, the assigning Lender shall pay Administrative Agent a non-refundable administrative fee of $3,500; provided, that in connection with an assignment from a Lender to an Affiliate of such Lender or to another Lender, written consent of Administrative Agent and Borrower shall not be required and that in connection with an assignment from a Lender to an Affiliate of such Lender or to another Lender, no administrative fee shall be payable, and assignments by CoBank to institutions chartered under the Farm Credit System shall not require consent of Borrower. From and after the effective date specified in a duly executed, delivered and accepted Lender Addition Agreement, which effective date shall be at least five Business Days after the execution thereof (unless Administrative Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Addition Agreement, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Addition Agreement, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Lender Addition Agreement) and be released from its obligations under this Agreement other than obligations to the extent relating to

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the time prior to the effective date of such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Lender Addition Agreement shall, upon the effectiveness thereof be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of Administrative Agent and the other parties hereto as if set forth at length herein. Upon its receipt of a duly completed Lender Addition Agreement executed by an assigning Lender and an assignee, and Administrative Agent and Borrower (if required), together with any Note subject to such assignment and the processing fee referred to above (if required), Administrative Agent will accept such Lender Addition Agreement and give notice thereof to Borrower and the other Lenders. In the event of an assignment pursuant to this Subsection 8.1, Borrower shall issue a new Revolver Note(s) or Term Note(s), as applicable, to reflect the interests of the assigning Lender and the Person to which interests are to be assigned and, upon issuance and delivery by Borrower of such new Note or Notes, the assigning Lender shall surrender its Revolver Note or Term Note, as applicable.

Each Lender (including Administrative Agent) may sell participations in all or any part of its Pro Rata Share of each Loan Commitment and any Loans to one or more Persons; provided that such Lender shall first obtain the prior written consent of Administrative Agent which consent shall not be unreasonably withheld or delayed; and provided, further, that such Lender’s obligations under this Agreement shall remain unchanged; Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation; and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) any reduction, modification or forgiveness in the principal amount of, or rate of interest on or fees payable with respect to any Loan; (ii) any extension of the Revolver Expiration Date or the Term Loan Maturity Date, or any change of any scheduled dates fixed for any payment of any of the Obligations; (iii) any consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document and (iv) the release of all or substantially all of the Collateral (except if the release of such Collateral is permitted under and effected in accordance with, including any consents and approvals required under, Subsection 8.2(I) or any other Loan Document) or any release of any material guaranty of the Obligations (except to the extent expressly provided thereby). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of Subsections 1.11, 1.13, 1.14, 6.7 and 9.1 be considered to be a “Lender,” so long as the participant agrees for the benefit of Borrower to comply with such Subsections and Subsection 1.12 as if were a “Lender.”

Except as otherwise provided in this Subsection 8.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of Subsection 9.13.

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Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note as collateral security for any loan or financing or in connection with any securitization or other similar transaction or to any Federal Reserve Bank as security for borrowings therefrom; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

Notwithstanding anything contained in this Agreement to the contrary, (i) so long as there is no Event of Default that has continued in excess of four (4) months and Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a “Lender” hereunder unless such Person shall also be capable of making LIBOR Loans and (ii) no assignment shall be permitted hereunder which would cause any Applicable Law to be violated (with respect to usury or otherwise).

CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of the Loan Commitment on a non-patronage basis.

8.2 Agent.

(A) Appointment. Each Lender hereby irrevocably appoints and authorizes CoBank, as Administrative Agent and as Arranger; to act as Administrative Agent or Arranger hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders, subject to the requirement that the consent of certain Lenders or all Lenders, as appropriate, be obtained in certain instances as provided in Subsections 8.3 and 9.2. CoBank hereby agrees to act as Administrative Agent on the express conditions contained in this Subsection 8.2. The provisions of this Subsection 8.2 are solely for the benefit of Administrative Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as Administrative Agent or Arranger, as applicable, of Lenders and Administrative Agent shall assume or be deemed to have assumed no obligation toward or relationship of agency or trust with or for Borrower or its respective Affiliates. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through Administrative Agent or attorneys-in-fact and shall not be responsible for the negligence or misconduct of Administrative Administrative Agent or attorneys-in-fact that it selects with reasonable care.

(B) Nature of Duties. The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents

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except as expressly set forth herein or therein. Each Lender expressly acknowledges that none of Administrative Agent nor any of their respective officers, directors, employees, Administrative Agent, attorneys-in-fact or Affiliates have made any representation or warranty to it and that no act by Administrative Agent or any such Person hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender represents to Administrative Agent that (i) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and made its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower. Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Administrative Agent seeks the consent or approval of any Lenders to the taking or refraining from taking of any action hereunder, then Administrative Agent shall send notice thereof to each Lender. Administrative Agent shall promptly notify each Lender any time that Requisite Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

(C) Rights, Exculpation, Etc. Each of Administrative Agent, their respective Affiliates and any of their or their Affiliates’ respective officers, directors, employees, Administrative Agent or attorneys-in-fact shall not be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence, bad faith or willful misconduct. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Administrative Agent shall exercise the same care which it would in dealing with loans for its own account, but Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Borrower. Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever

Credit Agreement/Atlantic Tele-Network, Inc.

to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of Administrative Agent, violate any Applicable Law or any provision of this Agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, except in connection with its own gross negligence, bad faith or willful misconduct.

(D) Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

(E) Indemnification. Lenders will reimburse and indemnify Administrative Agent and their respective Affiliates and their and their Affiliates’ officers, directors, employees, Administrative Agent, and attorneys-in-fact (collectively, “Representatives”), on demand (to the extent not actually reimbursed under Subsection 9.1, but without limiting the obligations of Borrower under such Subsection 9.1) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or their respective Representatives (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative Agent or its Representatives under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender’s Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative Agent’s or its Representatives’ gross negligence, bad faith or willful misconduct. If any indemnity furnished to Administrative Agent or their respective Representatives for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this Subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

Credit Agreement/Atlantic Tele-Network, Inc.

(F) CoBank, Syndication Agent and Documentation Agent Individually. With respect to its obligations under the Loan Commitments, the Loans made by it, and the Notes issued to it, each of CoBank, Syndication Agent, Documentation Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each of CoBank, Syndication Agent and Documentation Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Each of CoBank, Syndication Agent and Documentation Agent may lend money to, and generally engage in any kind of banking, trust or other business with, Borrower as if it were not acting as an Agent pursuant hereto.

(G) Notice of Default. NAdministrative Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default. NAdministrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent shall have received written notice from Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that an Agent receives such a notice, Administrative Agent will give notice thereof to Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to Lenders, Administrative Agent shall have no obligation to notify Lenders with respect thereto. Administrative Agent shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by Requisite Lenders; provided, further, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of Lenders.

(H) Successor Agent.

(1) Resignation. Administrative Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least 30 Business Days’ prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (2) below or as otherwise provided below.

(2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall (and if no Event of Default or Default shall have occurred and be continuing, upon receipt of Borrower’s collective prior consent, which shall not be unreasonably withheld), appoint a successor Agent from among Lenders or another financial institution. If a successor Agent shall not have been so appointed within the 30 Business Day period referred to in Subsection 8(H)(1) above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent from among Lenders who shall serve as Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower’s collective prior written consent (if required under the first sentence of this paragraph), which shall not be unreasonably withheld, appoint a successor Agent as provided above.

Credit Agreement/Atlantic Tele-Network, Inc.

(3) Successor Agent. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation as Agent under the Loan Documents, the provisions of this Subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

(I) Collateral Matters.

(1) Release of Collateral. Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by it upon any property covered by the Security Documents (i) upon termination of the Loan Commitments and indefeasible payment and satisfaction of all Obligations (other than contingent indemnification or expense reimbursement Obligations not then due and payable); (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement if Borrower certifies to Administrative Agent in writing that the sale or disposition is made in compliance with the provisions of this Agreement and the other Loan Documents (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended. In addition, Administrative Agent, with the consent of Requisite Lenders, may release or compromise any Collateral and the proceeds thereof constituting less than all or substantially all of the Collateral.

(2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Administrative Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Subsection 8.2(I)(1)), each Lender agrees to confirm in writing, upon request by Administrative Agent or Borrower, the authority to release any property covered by the Security Documents conferred upon Administrative Agent under clauses (i) through (iii) of the first sentence of Subsection 8.2(I)(1). Upon receipt by Administrative Agent of confirmation from each Lender of its authority to release or compromise any particular item or types of property covered by the Security Documents under Subsection 8.2(I)(1), and upon at least ten Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Administrative Agent, for the benefit of Administrative Agent and Lenders, upon such Collateral, provided that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower, in respect of) all interests retained by Borrower in the Collateral, including proceeds of any sale or other disposition of any Collateral, all of which shall continue to constitute part of the property covered by the Security Documents.

Credit Agreement/Atlantic Tele-Network, Inc.

(3) Absence of Duty. Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Borrower, or is cared for, protected or insured or has been encumbered or that the Liens granted to it have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to it in this Agreement or in any other Loan Document, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent’s own interest in property covered by the Security Documents, as one of Lenders and as Administrative Agent, provided that Administrative Agent shall act in conformance with Subsection 8.2 and exercise the same care which it would in dealing with loans for its own account and shall be liable for its and its Representatives’ gross negligence, bad faith or willful misconduct.

(J) Agency for Perfection; Enforcement of Security by Administrative Agent. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions without affecting any Lender’s rights of set-off. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

(K) Dissemination of Information. Administrative Agent will use its best efforts (except where otherwise provided herein) to provide Lenders with any information received by Administrative Agent from Borrower which is required to be provided to a Lender hereunder or which is otherwise requested by any Lender, provided that Administrative Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s or its Representatives’ gross negligence, bad faith or willful misconduct.

8.3 Amendments, Consents and Waivers for Certain Actions.

(A) Except as otherwise provided in this Agreement (including this Subsection 8.3 and Subsection 9.2), any Lender Addition Agreement or any other Loan Document, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents (other than any Related Interest Rate Agreement, which may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof and with the consent of Administrative Agent).

Credit Agreement/Atlantic Tele-Network, Inc.

(B) In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

8.4 Disbursement of Funds. Administrative Agent shall advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of any Loan requested by Borrower no later than 11:00 a.m. (Denver, Colorado time) at least two Business Days immediately preceding the Funding Date applicable thereto (in the case of LIBOR Loans), otherwise on the Business Day immediately preceding the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account by no later than 1:00 p.m. (Denver, Colorado time) on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Administrative Agent shall disburse to Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which Administrative Agent has received funds. In such event, Administrative Agent may, on behalf of any Lender not timely paying Administrative Agent, disburse funds to Borrower for Loans requested, subject to the provisions of Subsection 8.5(B). Each such Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent. Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5 Disbursements of Advances; Payments.

(A) Pro Rata Treatment; Application. Upon receipt by Administrative Agent of each payment from Borrower hereunder, other than as described in the succeeding sentence, Administrative Agent shall promptly credit each Lender’s account with its Pro Rata Share of such payment in accordance with such Lender’s Pro Rata Share and shall promptly wire advice of the amount of such credit to each Lender. Each payment to Administrative Agent of its fees shall be made in like manner, but for the account of Administrative Agent.

(B) Availability of Lender’s Pro Rata Share.

(1) Unless Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender’s intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, and Administrative Agent has given notice pursuant to Subsection 8.4, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date. If such amount is not, in fact, made available to Administrative Agent by such Lender when due, and Administrative Agent disburses funds to Borrower on behalf of such Lender, Administrative Agent will be entitled to recover such amount on demand from Borrower, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

Credit Agreement/Atlantic Tele-Network, Inc.

(2) Nothing contained in this Subsection 8.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of a default by such Lender under this Agreement.

(C) Return of Payments.

(1) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(2) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

SECTION 9

MISCELLANEOUS

9.1 Indemnities. Borrower agrees to indemnify, pay, and hold Administrative Agent and each Lender and their respective Affiliates and the respective officers, directors, employees, Administrative Agent, and attorneys of Administrative Agent, Lender and their respective Affiliates (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of Administrative Agent and each Lender being a party to this Agreement or otherwise in connection with this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee, in each such case as determined by a final non appealable judgment of a court of competent jurisdiction. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents (other than any Related Interest Rate Agreement, which may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof), or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative

Credit Agreement/Atlantic Tele-Network, Inc.

Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that, notwithstanding any other provision of this Agreement to the contrary and except, with respect to an assignee or assignor hereunder, to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase any Lender’s Pro Rata Share of any Loan Commitment or change a pro rata payment of any Lender; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan (other than indirectly by reason of an amendment to a defined terms); (iii) extend the Revolver Expiration Date or the Term Loan Maturity Date or extend any other scheduled date on which any Obligation is to be paid (other than the date of any prepayment); (iv) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) release or subordinate Administrative Agent’s Lien on all or substantially all of the Collateral (except if the release or subordination of such Collateral is permitted under and effected in accordance with this Agreement or any other Loan Document) or any material guaranty of the Obligations (except to the extent expressly contemplated thereby); (vi) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; or (vii) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on Borrower or any other Person in any case shall entitle Borrower or such Person to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, upon Borrower.

9.3 Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (Denver, Colorado time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two Business Days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and proper address.

Notices shall be addressed as follows:

If to Borrower:	Atlantic Tele-Network, Inc.
10 Derby Square
Salem, MA 01970
Attn: Michael Prior
Fax No.: 978-744-3951

Credit Agreement/Atlantic Tele-Network, Inc.

With a copy to:	Edwards & Angell, LLP
101 Federal Street
Boston, MA 02110-1800
Attn: Leonard Q. Slap
Fax No.: 617-439-4170

If to a Lender or Administrative Agent: To the address set forth on the signature page hereto or in the applicable Lender Addition Agreement

9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5 Marshaling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower or any other Person makes payment(s) or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether by demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

9.7 Lenders’ Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8 Headings. Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

Credit Agreement/Atlantic Tele-Network, Inc.

9.9 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

9.11 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or its Subsidiaries or Affiliates by Administrative Agent or any Lender.

9.12 Construction. Administrative Agent, each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Administrative Agent, each Lender and Borrower.

9.13 Confidentiality. Administrative Agent and Lenders agree to hold any confidential information sufficiently identified as being confidential or proprietary that they may receive from Borrower and its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis to directors, officers, employees, Administrative Agent or legal counsel, independent public accountants and other professional advisors of Administrative Agent or Lenders or their respective Affiliates; (ii) to regulatory officials having jurisdiction over Administrative Agent or Lenders or their Affiliates; (iii) as required by Applicable Law or legal process; or (iv) in connection with any legal proceeding between or among Administrative Agent or Lenders or their Affiliates and Borrower or its Subsidiaries or Affiliates (provided that, in the event Administrative Agent or Lenders or their Affiliates are so required to disclose such confidential information pursuant to clause (iii) of this Subsection 9.13, Administrative Agent or Lenders shall promptly notify Borrower (unless legally prohibited from so doing), so that Borrower or any of its Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of that Lender’s interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13. For purposes of the foregoing, “confidential information” shall mean all information respecting Borrower or its Affiliates or Subsidiaries, other than (A) information previously filed by Borrower or its Affiliates or Subsidiaries with any Governmental Authority and available to the public or otherwise made available to third parties on a non-confidential basis, (B) information previously published in any public medium from a source other than, directly or indirectly, Administrative Agent or Lenders in violation of this Subsection 9.13 and (C) information obtained by Administrative Agent or Lenders from a source independent of Borrower or its Subsidiaries.

Credit Agreement/Atlantic Tele-Network, Inc.

9.14 Consent to Jurisdiction and Service of Process.

(A) BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR STATE COURT IN THE STATE OF COLORADO, HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS. BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY PARTY HERETO TO BRING PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

(B) BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY AGREE THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO BORROWER, ADMINISTRATIVE AGENT OR LENDERS AT THE ADDRESS TO WHICH NOTICES TO BORROWER, ADMINISTRATIVE AGENT AND LENDERS ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

9.15 Waiver of Jury Trial. BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY RELATIONSHIP THAT IS BEING ESTABLISHED AMONG ANY OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER, ADMINISTRATIVE AGENT AND LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, ADMINISTRATIVE AGENT AND LENDERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN

Credit Agreement/Atlantic Tele-Network, Inc.

WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER, ADMINISTRATIVE AGENT AND LENDERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ADMINISTRATIVE AGENT AND EACH LENDER.

9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4(D), 1.11, 1.14, 9.1, 9.9, 9.14 and 9.15 and the agreements of Lenders set forth in Subsection 8.2(E) (together with any other Sections and Subsections stated herein to so survive) shall survive the payment of the Loans and the termination of this Agreement.

9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 10

DEFINITIONS

10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

“Acquisition” means Borrower’s acquisition of 95% of the membership interests of Commnet as of even date herewith as contemplated in the Asset Purchase Agreement.

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment Date” means each date which is the fifth Business Day after the receipt by Administrative Agent of each Compliance Certificate and related quarterly financial statements delivered by Borrower pursuant to Subsection 4.5(C) and, in the case a decrease in an applicable margin is warranted, a written notice from Borrower to decrease such margin.

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“Administrative Agent” means CoBank in its capacity as Administrative Agent for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Affiliate” means, (A) with respect to Borrower or any of its Subsidiaries, any Person: (i) directly or indirectly controlling, controlled by, or under common control with such Person; (ii) directly or indirectly owning or holding 10% or more of any equity interest in Borrower or any Subsidiary of Borrower; or (iii) 10% or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower or any Subsidiary of Borrower, excluding for purposes of this clause (A) Affiliates which are also Borrower, (B) with respect to Administrative Agent and Lenders hereunder, any Person which controls or is controlled by or is under common control with such Person and (C) with respect to Affiliates of Administrative Agent, any Person which controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Credit Agreement (including all schedules and exhibits hereto), as amended, modified, supplemented, extended and restated from time to time as permitted herein.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Arranger” means CoBank in its capacity as Arranger for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by Borrower or any of its Subsidiaries of any of the following: (i) any of the capital stock or the ownership interests of Borrower or any of their Subsidiaries, or (ii) any or all of Borrower’s or any of its Subsidiaries’ assets, other than (a) bona fide sales of inventory to customers in the ordinary course of business, (b) dispositions of obsolete equipment not used or useful in the business of Borrower or any of its Subsidiaries, (c) sales of Cash Equivalents for fair value and (d) the sale of Commnet’s 36.625% interest in Commnet Florida, LLC.

“Available Revolver Loan Commitment” means, at any time, the Revolver Loan Commitment, as it may have been reduced pursuant to this Agreement, minus the aggregate principal balance of all Revolver Loans then outstanding hereunder.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

“Base Rate” means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75 percent of the United States’ 30 largest commercial banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent, the term “Prime Rate” shall be determined by reference to such other regularly published prime rate based upon any averaging of such 30 banks, as Administrative Agent shall determine, or if no such published average prime rate is available, then the term “Prime Rate” shall mean a variable rate of interest per annum as determined by Administrative Agent equal to the highest of the “prime rate,” “reference rate,” “base rate” or other similar rate announced from time to time by any of Bankers Trust Company and Citibank as selected by Administrative Agent (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank). Any change in the “Prime Rate” shall be automatic, without the necessity of notice being provided to Borrower or any other party.

“Base Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Borrower Pledged Cash” means deposits in the name of Borrower (and not of its Subsidiaries) of the Borrower’s funds located in commercial banks in the United States and in deposit accounts of which the Administrative Agent has “control” (as defined in Article 9 of the Uniform Commercial Code in effect in the State of Colorado, as amended from time to time).

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Colorado, Georgia or Massachusetts or is a day on which banking institutions located in such jurisdictions are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

“Calculation Period” means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

“Capital Lease” means any lease of real or personal property which is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to Borrower and its Subsidiaries but which otherwise would be required to be capitalized under GAAP.

“Cash Equivalents” means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the

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full faith and credit of the United States of if not so backed, then having a rating of at least A+ from Standard & Poor’s Rating Service and at least A1 from Moody’s Investors Service, Inc., in each case maturing within two years from the date of acquisition thereof; (ii) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Service or at least P-1 from Moody’s Investors Service, Inc.; (iii) certificates of deposit or bankers’ acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower’s deposits at such institution; and (v) Investments in CoBank, ACB or other Investments satisfactory to Administrative Agent.

“Change of Control” means: (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person other than Borrower or any employee benefit plan sponsored by Borrower, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of 30% or more of the total voting power represented by Borrower’s then outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities); or (ii) any person, other than Borrower or any employee benefit plan sponsored by Borrower, shall purchase shares pursuant to a tender offer or exchange offer to acquire any voting securities of Borrower (or securities convertible into such voting securities) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner directly or indirectly, of thirty percent or more of the total voting power represented by Borrower’s then outstanding voting securities (all as calculated under clause (i)); or (iii) the occurrence of (A) any consolidation or merger of Borrower in which Borrower is not the continuing or surviving corporation (other than a merger of Borrower in which holders of common shares of Borrower immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as immediately before or a merger effected pursuant to Section 251(g) of the Delaware General Corporation Law), or pursuant to which common Shares of Borrower will be converted into cash, securities or other property, or (B) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Borrower; or (iv) there shall have been a change in the composition of the Board of Directors of Borrower at any time during any consecutive twenty-four month period such that “continuing directors” cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, “continuing directors” means those members of the Board who either were directors at the beginning of such consecutive twenty-four month period or were elected by or on the nomination or recommendation of at least a 70% majority of the then-existing “continuing directors.” Notwithstanding the foregoing, no “Change of Control” shall have occurred or be deemed to be continuing, during such time as Cornelius B. Prior, Jr., his spouse or his lineal descendents, directly or in trust for their benefit, shall have voting control of (a) 50% or more of the outstanding shares entitled to vote, or (b) 35% or more of the outstanding shares entitled to vote at a time when no other shareholders described above owns in the aggregate 35% or more of the outstanding shares entitled to vote.

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“Closing Date” means September 15, 2005.

“Collateral” means, collectively: (i) all “Collateral” as defined in the Security Documents; (ii) all real property and interests in real property mortgaged pursuant to the Security Documents; and (iii) any property or interest provided in addition to or in substitution for any of the foregoing.

“Collateral Contract Assignments” means, collectively, all collateral assignments of Material Contracts, in form and content approved by Administrative Agent, executed by Borrower or any of its Subsidiaries in favor of Administrative Agent, for the benefit of itself and Lenders, as required pursuant to Subsection 2.8, as amended, modified, supplemented, extended and restated from time to time.

“Commnet Guaranty” means that certain Continuing Guaranty, dated as of the date hereof, made by Commnet in favor of Administrative Agent, for the benefit of itself and the Lenders, as amended, modified, supplemented, extended or restated from time to time.

“Commnet Leverage Ratio” means, as of the date of calculation derived by dividing (a) the result of (i) Indebtedness of Borrower (calculated on a consolidated basis for Borrower and its Subsidiaries) minus (ii) the amount of Borrowers Pledged Cash, each as of the date of calculation by (b) EBITDA for Commnet (calculated on a consolidated basis for Commnet and its Subsidiaries) for the then most recently completed four fiscal quarters.

“Commnet Operating Agreement” means the Third Amended and Restated Operating Agreement of Commnet, dated as of the date hereof, as it may be amended, modified, supplemented, extended and restated from time to time.

“Communications Act” means the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

“Communications System” means a system or business providing voice, data or video transport, connection or monitoring services, through any means or medium, and the provision of management, technical and financial (including call rating) or other services to companies providing such transport, connection or monitoring services.

“Contingent Obligation,” as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid, performed or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement

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or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Debt Service” means, for the applicable period, the sum of: (a) all principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts then outstanding under such lines) plus (b) Interest Expense.

“Debt Service Coverage Ratio” means, as of the date of calculation, the ratio derived by dividing (a) EBITDA by (b) Debt Service, each for the then most recently completed four fiscal quarters.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“EBITDA” means (i) the result of (1) sum of (a) net income or deficit, as the case may be, excluding gains or losses on the sale of assets and extraordinary (non-recurring, one-time) gains and losses, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, and (d) income taxes, minus (2) to the extent included in calculating net income or deficit, the sum of (a) interest income, (b) dividends and patronage income and (c) equity in earnings from unconsolidated subsidiaries and joint ventures, and (ii) will be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition, directly or through a subsidiary, of any business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

“Environmental Laws” means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or

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other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.).

“Equity” means the result of consolidated total assets minus consolidated total liabilities.

“Equity to Assets Ratio” means the ratio derived by dividing (i) Equity by (ii) consolidated total assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

“ERISA Event” means, with respect to Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (e) a notification that a Multi-employer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multi-employer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Facility” or “Facilities” means one or more of the Revolver Facility and the Term Loan Facility.

“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

“Franchise” means any franchise or other authorization, ordinance or regulation permitting the operation of a Communications System granted by any federal, state or local Governmental Authority (including in Guyana).

“GAAP” means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 as amended, entitled “The Meaning of ‘Present Fairly in Conformance

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with Generally Accepted Accounting Principles in the Independent Auditors Reports’” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

“Governmental Authority” means any nation (including Guyana), province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity exercising such functions owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

“Indebtedness” as applied to any Person, means without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, except trade payables arising in the ordinary course of business and outstanding not more than 90 days after such obligation is due (unless thereafter contested in good faith); (v) all obligations created or arising under any conditional sale or other title retention agreement; (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vii) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; (viii) the net termination obligations of such Person under any Interest Rate Agreement, calculated as of any date as if such agreement or arrangement were terminated as of such date; (ix) the maximum amount of all standby letters of credit issued or bankers’ acceptance facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (x) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product; (xi) with respect to the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer, the least of (A) such Indebtedness, (B) such Person’s actual liability for such Indebtedness or (C) such Person’s investment in such partnership or joint venture; (xii) obligations with respect to principal under Contingent Obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the maximum amount of such principal); and (xiii) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person.

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“Interest Expense” shall mean, for the applicable period, the aggregate amount of accrued interest on Indebtedness, and net amounts payable under Interest Rate Agreements, whether paid in cash or accrued as a liability.

“Interest Period” shall mean any of LIBOR Interest Period or any Quoted Rate Interest Period.

“Interest Rate Agreement” means any interest rate swap, hedge, cap, collar or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates and will also include any arrangement that Lenders, in their sole discretion, may offer to Borrower to fix the interest rate applicable to any portions of the Loans.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance, transfer, guarantee, assumption of liability or other obligation or liability, or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

“Lender” or “Lenders” means one or more of the banks or other financial institutions identified as Lenders in the first paragraph of this Agreement and their successors and permitted assigns pursuant to Subsection 8.1.

“Lender Addition Agreement” means an agreement among Administrative Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Loan Commitment and other interests under this Agreement and the other Loan Documents in the form attached hereto as Exhibit 10.1(A).

“LIBOR” means for each applicable Interest Period, a fixed annual rate equal to: (a) the rate of interest determined by Administrative Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented by the Telerate Service as quoted by the British Bankers Association as of 11:00 a.m. (London time) on the day which is two Business Days prior to the first day of such Interest Period, provided, that in the event British Bankers Association ceases to provide such quotations (as determined by Administrative Agent), then Administrative Agent will notify Borrower and Administrative Agent and Borrower will agree upon a substitute basis for obtaining such quotations, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the beginning of such Interest Period for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”

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in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect); such rate to be rounded upward to the next whole multiple of 0.01 percent.

“LIBOR Loans” means Loans (or portions thereof as permitted hereunder) accruing interest at rates determined by reference to the LIBOR.

“LIBOR Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Licenses” means any material telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Telecommunications System, granted or issued by the FCC or any applicable PUC and held or utilized by Borrower or any Subsidiary of Borrower, all of which are listed as of the Closing Date on Schedule 5.13(A).

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

“Loan” or “Loans” means an advance or advances under any of the Loan Commitments.

“Loan Commitment” or “Loan Commitments” means one or more of the Revolver Loan Commitment and the Term Loan Commitment, as any such commitment is reduced from time to time as provided in this Agreement.

“Loan Documents” means, collectively, this Agreement, the Revolver Notes, the Term Loan Notes, the Security Documents, the Commnet Guaranty, any Related Interest Rate Agreement to which a Lender or an Affiliate of a Lender is a party and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent or any other Agent or Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or (ii) the impairment of any Liens in favor of Administrative Agent, of the ability of Borrower and its Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents or of Administrative Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

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“Material Contracts” means (a) the Material Contracts listed on Schedule 5.17, (b) any contract or any other agreement, written or oral, of Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an aggregate amount in excess of $1,000,000 per annum and (c) any other contract or agreement, written or oral, of Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

“Multi-employer Plan” means a Multi-employer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

“Net Proceeds” means cash proceeds received by Borrower or any Subsidiary of Borrower from any Asset Disposition, debt or equity issuance (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the reasonable costs of such sale, lease, transfer, issuance or other disposition (including taxes attributable to such sale, lease, transfer or issuance) and (ii) amounts applied to repayment of permitted Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and (iii) for Subsidiaries not wholly owned by Borrower, the percentage equal to the ownership interests of Persons other than Borrower (by way of example, if Borrower owns a Subsidiary 95%, who in turn owns another Subsidiary 80%, and an Asset Disposition occurs at the other Subsidiary, only 76% (95% of 80%) of the proceeds thereof that would otherwise have constituted Net Proceeds will constitute Net Proceeds.

“Note” or “Notes” means one or more of the Revolver Notes and the Term Notes.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Administrative Agent or any Lender (or any Affiliate of a Lender party to a Related Interest Rate Agreement) under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now or from time to time hereafter owing, due or payable, or any combination thereof, whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

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“Permitted Encumbrances” means the following:

(1) Liens for taxes, assessments or other governmental charges not yet due and payable or Liens for taxes, assessments or other governmental charges due and payable if the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained on the books of Borrower and its Subsidiaries, as applicable, in accordance with GAAP;

(2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 60 days delinquent or which are being diligently contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and in any event the aggregate amount of liabilities secured by such Liens is less than $100,000;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) in the amount and to the extent permitted by Subsection 3.4;

(4) deposits, in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liability to insurance carriers;

(5) any attachment or judgment Lien which, individually or when aggregated, does not constitute an Event of Default under Subsection 6.1(I) (whether individually or when aggregated with other such Liens);

(6) easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or materially adversely affecting the value of any Collateral;

(7) Liens in favor of Administrative Agent, for the benefit of itself and Lenders;

(8) Liens in favor of CoBank as set forth in Subsection 2.6;

(9) Liens securing purchase money security agreements and Capital Leases permitted under Subsection 3.1(C), provided that such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness (and the proceeds of such property) and such liens do not secure any amounts other than amounts necessary to purchase or lease such items; and

Credit Agreement/Atlantic Tele-Network, Inc.

(10) Lien in favor of US Bancorp Equipment Finance, Inc. securing the Airplane Indebtedness, provided that such Lien does not encumber any property other than the airplane purchased with such Indebtedness.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or an ERISA Affiliate sponsors or maintains or to which Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Pro Rata Share” means, the percentage obtained by dividing (i) such Lender’s commitment to make Loans under the Loan Commitment, as set forth on the signature page of this Agreement opposite such Lender’s signature or in the most recent Lender Addition Agreement, if any, executed by such Lender, by (ii) the sum of all such commitments of all Lenders to make Loans under the Loan Commitment.

“PUC” means any state, provincial or other local regulatory agency or body, including the Guyanan Public Utilities Commission, that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System or over Persons who own, construct or operate a Telecommunications System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“Purchase Agreement” means that Merger Agreement by and among Borrower, Commnet and certain other Persons, dated as of July 26, 2005, pursuant to which Borrower agrees to purchase substantially all of the assets of Commnet.

“Quoted Rate Loan” means Loans accruing interest at Quoted Rate.

“Related Interest Rate Agreement” means any Interest Rate Agreement, in form and content acceptable to Administrative Agent, entered into by Borrower to hedge the interest rate exposure applicable to any portions of the Loans.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requisite Lenders” means at least two Lenders (to the extent more than one Lender holds any Loan Commitment) who have in the aggregate Pro Rata Shares greater than 50%.

“Restricted Junior Payment” means: (i) any dividend or other distribution, direct or indirect, on account of any equity interest in Borrower or any of its Subsidiaries, including any

Credit Agreement/Atlantic Tele-Network, Inc.

ownership interest and any shares of any class of stock or other equity interest of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or other equity interest to the holders of that class; (ii) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Borrower or any of its Subsidiaries, including any ownership interest and any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of Administrative Agent and Lenders; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower or any of its Subsidiaries, including any ownership interest and shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding.

“Revolver Expiration Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) October 31, 2010.

“Revolver Facility” means the revolver loan facility extended to Borrower pursuant to Subsection 1.1(A).

“Revolver Loan Commitment” means, initially $20,000,000, as such amount is reduced from time to time as provided in this Agreement.

“Revolver Loans” means an advance or advances under the Revolver Loan Commitment.

“Revolver Note” or “Revolver Notes” means one or more of the Notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, reinstatements, renewals or extension of any such notes, in whole or in part.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, in form and content approved by Administrative Agent, executed by Borrower and their Subsidiaries, in favor of Administrative Agent, for the benefit of itself and Lenders, encumbering personal property of Borrower, wherever situated, as it may be amended, modified, supplemented, extended or restated from time to time.

“Security Documents” means, collectively, all instruments, documents and agreements executed by or on behalf of Borrower and its Subsidiaries to provide collateral security with respect to the Obligations, including, without limitation, the Security Agreement, any Collateral Contract Assignments and all instruments, documents and agreements executed pursuant to the terms of the foregoing, in such case, as amended, modified, supplemented, extended and restated from time to time.

“Security Interest” means all Liens in favor of Administrative Agent, for the benefit of itself, Syndication Agent, Collateral Agent and Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

Credit Agreement/Atlantic Tele-Network, Inc.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Term Loan” means the Loan under the Term Loan Commitment.

“Term Loan Commitment” means $50,000,000.

“Term Loan Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(B).

“Term Loan Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) October 31, 2010.

“Term Loan Note or “Term Loan Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(C), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Total Lender Loan Commitment” means the aggregate commitments of any Lender with respect to the Loan Commitments.

“Total Leverage Ratio” means, as of the date of calculation, the ratio derived by dividing (a) Indebtedness by (b) EBITDA for the most recently completed four fiscal quarters.

10.2 Other Definitional Provisions. References to “Sections,” “Subsections,” “Exhibits” and “Schedules” shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in the Loan Documents to a Lender party to a Related Interest Rate Agreement shall include any Person that was a Lender (or an Affiliate of a Lender) at the time it entered into such Related Interest Rate Agreement and subsequently ceased to be a Lender.

[Signatures follow on the next page.]

Credit Agreement/Atlantic Tele-Network, Inc.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

ATLANTIC TELE-NETWORK, INC.,
as Borrower

By:
Name:
Title:

[Signatures continued on following page]

Credit Agreement/Atlantic Tele-Network, Inc.

[Signatures continued from previous page]

Commitment to make Revolver Loans: $0	COBANK, ACB, as Administrative Agent, Arranger and as a Lender

Pro Rata Share of Revolver Loan Commitment: 0%

By:
Commitment to make the Term Loan: $50,000,000	John Cole
Vice President

Pro Rata Share of the Term Loan: 100%	Address:

CoBank, ACB
900 Circle 75 Parkway
Total Lender Loan Commitment: $50,000,000	Suite 1400
Atlanta, Georgia 30339-5946
Attn: Communications and
Pro Rata Share of the Revolving Loan Commitment and Term Loan Commitment: 71.43%	Energy Banking Group
Fax No.: (770) 618-3202

With copy to:

CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attn: Communications and Energy
Banking Group
Fax No.: (303) 224-2718

[Signatures continued on following page]

Credit Agreement/Atlantic Tele-Network, Inc.

[Signatures continued from previous page]

Commitment to make Revolver Loans: $20,000,000	BANCO POPULAR DE PUERTO RICO, as a Lender

Pro Rata Share of Revolver Loan Commitment: 100%

By:
Commitment to make the Term Loan: $0		Valentino I. McBean
Senior Vice President and Regional Manager

Pro Rata Share of the Term Loan: 0%

	Address:	Banco Popular de Puerto Rico
Total Lender Loan Commitment: $20,000,000		P.O. Box 8580 Charlotte Amalie St. Thomas, U.S. Virgin Islands 00801

Pro Rata Share of the Revolving Loan Commitment and Term Loan Commitment: 28.57%		Attn:

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 3.3(C)

Existing Investments

1.	Securities held in Borrower’s account with Bear, Stearns & Co. in Boston, MA:

•	Federal Home Loan Bank, dated 4/5/05, due 4/5/07, $1,000,000 face amount.

•	Federal National Mortgage Association, 3.75% to 3/06 (resets quarterly), dated 3/30/05, due 3/30/07, $1,000,000 face amount.

2.	Investments in Subsidiaries noted on Schedule 5.19.

3.	Cash Equivalents in deposit accounts maintained by Borrower and its Subsidiaries.

4.	Investments in Affiliates:

Name of Affiliate	Member/Shareholder	Units Owned	% Owned
Commnet of Delaware, LLC	Commnet Wireless, LLC		50.00
Commnet of California, LLC	Commnet Wireless, LLC		50.00
Commnet of Florida, LLC	Commnet Wireless, LLC		36.625
Tennessee Cellular Telephone Company, L.L.C.	Commnet Wireless, LLC		33.33
MoCelCo, L.L.C.	Commnet of Missouri, LLC		35

5.	Other Investments in Affiliates:

•	Pursuant to the Loan Agreement by and between Commnet Wireless, LLC (as assigned by Commnet Wireless, Inc.) and Commnet of Florida, LLC, dated September 18, 2002, and the related Non-Negotiable Promissory Note, dated September 18, 2002, Commnet of Florida, LLC currently owes Commnet Wireless, LLC $3,077,000 in note principal.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 3.8

Transactions with Affiliates

1.	Pursuant to the Members’ Agreement by and between Commnet Wireless, LLC and Monroe Telephone Services, LLC, dated December 19, 2003, Commnet Wireless, LLC is obligated to purchase from Monroe Telephone Services, LLC a 12.375% membership interest in Commnet of Florida, LLC for $1.5 million on or before July 15, 2006.

2.	Certain officers and directors of Borrower and Choice residing in the U.S. Virgin Islands are provided with discounted or free services by Choice Communications.

3.	From time to time, Borrower has chartered a small aircraft from Tropical Aircraft Co. Borrower Chairman is the owner of Tropical Aviation.

4.	In July 2008, Bermuda Digital Communications, Ltd. (BDC) has the option to purchase from the Borrower all of the BDC equity owned by Borrower at a purchase price equal to the fair market value of such shares.

5.	BDC and Borrower’s Subsidiaries have an obligation to pay management fees to Borrower; which obligation, in BDC’s case, terminates in 2008.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.3(A)

Jurisdiction of Organization

A.	Organization and Powers

Name	Jurisdiction	Exceptions to Power and Authority
Borrower	Delaware, U.S. Virgin Islands – St. Thomas, U.S. Virgin Islands – St. Croix	None.
Guyana Telephone & Telegraph Co., Ltd.	Guyana	None.
Choice Communications, LLC	U.S. Virgin Islands – St. Thomas, U.S. Virgin Islands – St. Croix	None.
Bermuda Digital Communications, Ltd.	Bermuda	None.
Atlantic Tele-Center, Inc.	Guyana	None.
Call Home Telecom	U.S. Virgin Islands – St. Thomas	None.
ATN (Haiti) S.A.	Haiti	None.
Transnet, S.A.	Haiti	None.
Commnet Wireless, LLC	Delaware	None.
Commnet of Arizona, LLC	Delaware	None.
Commnet Four Corners, LLC	Delaware	None.
Commnet Illinois, LLC	Delaware	None.
Commnet of Missouri, LLC	Delaware	None.
Excomm, LLC	Delaware	None.
Chama Wireless, LLC	Delaware	None.
Commnet of Florida, LLC	Florida	None.
Elbert County Wireless, LLC	Colorado	None.
Commnet of California, LLC	Delaware	None.
Commnet of Delaware, LLC	Delaware	None.
Tennessee Cellular Telephone Company, LLC	Texas	None.
MoCelCo, LLC	Delaware	None.
Pacificom Holdings, LLC	Delaware	None.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.3(C)

Qualification to Transact Business

C.	Qualification

Name	Jurisdiction
Borrower	California (applied only - August 2005), Delaware, Massachusetts, U.S. Virgin Islands – St. Thomas, U.S. Virgin Islands – St. Croix
Guyana Telephone & Telegraph Co., Ltd.	Guyana
Choice Communications, LLC	U.S. Virgin Islands – St. Thomas, U.S. Virgin Islands – St. Croix
Bermuda Digital Communications, Ltd.	Bermuda
Atlantic Tele-Center, Inc.	Guyana
Call Home Telecom	U.S. Virgin Islands – St. Thomas
ATN (Haiti) S.A.	Haiti
Transnet, S.A.	Haiti
Commnet Wireless, LLC	Delaware
Commnet of Arizona, LLC	Delaware
Commnet Four Corners, LLC	Delaware
Commnet Illinois, LLC	Delaware
Commnet of Missouri, LLC	Delaware
Excomm, LLC	Delaware
Chama Wireless, LLC	Delaware
Commnet of Florida, LLC	Florida
Elbert County Wireless, LLC	Colorado
Commnet of California, LLC	Delaware
Commnet of Delaware, LLC	Delaware
Tennessee Cellular Telephone Company, LLC	Texas
MoCelCo, LLC	Delaware
Pacificom Holdings, LLC	Delaware

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.10

Litigation, Etc.

1.	The litigation and other contingencies, as described with reasonable specificity, in Note 7 to the Financial Statements included in the Borrower’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2005.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.11

Labor Matters

5.11(i)	Collective Bargaining Agreements and Union Certification

1.	GT&T “Handbook”: Memorandum of Agreement between GT&T and the Guyana Postal and Telecommunication Workers Union.

2.	Memorandum of Agreement between GT&T and Guyana Postal and Telecommunication Workers Union, in Respect of Increases in Salaries for Employees in the Bargaining Unit, From October 1, 2004 to September 30, 2006.

5.11(ii)	Strikes, Labor Disputes, etc.

1.	No significant disputes in last four years in Guyana or elsewhere. Union contract is re-negotiated every two years and current contract runs until September 2006.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.13(A)

License Information

1.	Call Home Telecom LLC License

•	International Telecommunications Certificate issued to Call Home Telecom LLC (ITC-214-20000705-00393).

2.	Choice Communications Licenses

•	Special Temporary Authorization, May 24, 2005, related to EBS (ITFS formerly) and BRS (MDS formerly) broadcast rights from sites on St. Thomas and St. Croix.

•	FCC Memorandum Opinion and Order, June 22, 2005, providing waiver of filing freeze for new EBS applications.

•	Local Multipoint Distribution Service License – WPLM395 – US Virgin Islands, expiring June 17, 2008.

•	International Telecommunications Certificate (ITC-214-20021219-0064), Global or Limited Global Facilities – Based and Resale Service on February 7, 2003.

3.	GT&T License

•	License granted to GT&T under Section 7 of the Telecommunications Act of 1990, December 19, 1990.

•	License to provide throughout Guyana public telephone, radio telephone, cellular radio telephone, pay station telephone and national and international voice and data transmission, a month other services.

Credit Agreement/Atlantic Tele-Network, Inc.

Licensee Name	Radio Service	FCC Author.	Other Govt. Author.
Chama Wireless, LLC	CL CL CL CL	WPRS845 WPRS901 WPRS917 WPRS922	N/A

Commnet of Arizona, LLC	CL	KNKR208	N/A

Commnet of Delaware, LLC	CL	KNKR222	N/A

Commnet of Florida	CL	WPSJ791	N/A

Commnet Four Corners, LLC	CW CW CW	KNLH699 WPYH715 WPYH716	KNLG838-L1 & KNLG840-L1, spectrum manager leasehold interests in KNLG838 & KNLG840, licenses owned by subsidiaries of T-Mobile

Commnet Illinois, LLC	CW CW CW	WQAE415 WQAF337 WQAJ963	On August 1, 2005, Commnet Illinois, LLC acquired the PCS licenses known as call signs KNLG216 (BTA 337D – Ottumwa, Iowa) and KNLH449 (BTA 230F – Kirksville, Missouri).

Commnet Wireless, LLC	CW CW	WPQZ728 WQAE414	WQAE414 has been leased to Freedom Wireless Gila, Inc., treated as an “affiliate” property; also, Freedom has the right to purchase this license for $1,000

Elbert County Wireless, LLC	CL	KNKR202	KNLF244-L1, spectrum manager leasehold interest in KNLF244, a license owned by a subsidiary of T-Mobile

Excomm, LLC	CL CL CL CL CL CL CL CL CL CL CL CL CL	WPUC784 WPUD593 WPUD594 WPUH602 WPUH619 WPUH805 WPUJ480 WPUK842 WPUP317 WPUX427 WPUY963 WPVI996 WPZE799

MoCelCo, LLC	CL	WPTD845	N/A

Tennessee Cellular Telephone Co	CL	KNKR257	N/A

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.13(B)

Valid Licenses

1.	Commnet Illinois, LLC operates in several counties in the state of Illinois on a day-to-day basis as a manager under the supervision and control of the licensee of the involved broadband PCS spectrum, a subsidiary of Cingular, LLC. Commnet Illinois, LLC does so pursuant to a management agreement entered into between itself and the Cingular, LLC subsidiary (at the time an AT&T Wireless subsidiary) prior to the advent of the FCC’s spectrum leasing rules. When the FCC spectrum leasing rules later came into effect, Commnet Illinois, LLC suggested to AT&T Wireless that the management agreement be modified to become a spectrum manager lease agreement, and an accompanying FCC filing be made. However, AT&T Wireless replied that it could not amend or modify any existing agreements, due to the prospect of a merger with Cingular, LLC. After that merger was completed, Cingular, LLC advised Commnet Illinois, LLC that its personnel were too busy with implementing the merger to focus on modifying the Commnet Illinois, LLC agreement. Commnet Illinois, LLC has continued to raise the issue with Cingular, LLC. In the meantime, Commnet Illinois, LLC continues to operate in these markets day-to-day, pursuant to the still-existing agreement.

Whether the advent of the new spectrum leasing set of rules would require the filing of a notification to the FCC (jointly by Commnet Illinois, LLCI and Cingular, LLC), is an open question. The matter is beyond Commnet Illinois, LLC’s control, as such a filing is a joint filing, and would have to be signed by Cingular, LLC as well as Commnet Illinois, LLC. The violation would be a joint violation by both Commnet Illinois, LLC and Cingular, LLC.

2.	Commnet Wireless, LLC and its “Subsidiaries”, as that term is defined in the Credit Agreement, are not in compliance with FCC rules and regulations pertaining to “enhanced 911” (“E911”).

As with most rural carriers, Commnet Wireless, LLC and its “Subsidiaries” and “Company Investments”, as those terms are defined in the Merger Agreement (the “Commnet Group”), face substantial obstacles to achieving full compliance with FCC rules pertaining to “enhanced 911” (“E911”). As with other rural carriers, the Commnet Group filed a request for waiver with the FCC. While those waiver requests were pending, the FCC issued a Public Notice advising all carriers with pending waiver requests to supplement those requests with additional information, and the Commnet Group in its view did so in a timely manner. It is the belief of the Commnet Group that the FCC staff misplaced that supplement. As a result, when the FCC issued its recent E911 decision, Order, Revision of the Commission’s Rules to Ensure Compatibility with Enhanced 911 Emergency Calling Systems,              FCC Rcd.              (FCC 05-79, released April 1, 2005) (“Tier III Order”), the FCC held that because the Commnet Group alone had failed to file a supplement with the requested additional information, the Commnet Group’s request for a waiver was denied without prejudice to refiling with additional information. Id. at ¶¶ 109-110.

Credit Agreement/Atlantic Tele-Network, Inc.

The Commnet Group filed a petition for reconsideration that the Commnet Group believes was timely, attaching the previously-filed supplement, and arguing that the factual basis for the FCC’s decision (i.e., that no supplement had been previously filed) was incorrect, and that the Commnet Group was therefore entitled to the same relief afforded to the other rural carriers. That unopposed petition for reconsideration remains pending. Commnet Wireless, LLC’s regulatory counsel was advised in an oral and non-binding communication from FCC staff personnel that the supplement had been timely filed and should have been considered when the Tier III Order was released.

3.	Choice Communications, while current on payments to USAC, is past due on certain related information filings.

4.	Choice Communications recently received an STA (special temporary authorization) to continue to utilize its EBS and BRS Frequencies pending an FCC review of those licenses in all jurisdictions.

5.	Choice Communications appears to have missed payment of or not been credited for a 2004 FCC Spectrum license fee. Choice made this payment on September 14, 2005.

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.17

Material Contracts

Date	Company	Contract
7/13/05	Borrower/Q Advisors LLC	Engagement Letter

6/20/05	Borrower/John Foster Real Estate c/o AT&T	Proposed Offer

•	GT&T has bilateral agreements with a number of international carriers that generate revenues in excess of $1 million a year, including MCI, IDT, TSTT (Trinidad), BET (Barbados), AT&T and British Telecom.

•	The Agreements referenced on Schedule 5.11.

•	The GT&T and Choice Licenses referenced on Schedule 5.13 (A).

•	Numerous outstanding purchase orders issued by GT&T to Nortel Networks (approximately $4 million remaining to be paid) upon delivery and/or satisfaction with performance for wireline and wireless (GSM) equipment.

•	Master Agreement, dated March 23, 2004, between GT&T and Cerillion Technologies Limited for purchase of a billing system.

•	Purchase Agreement dated June 18, 1990, between the Government of the Cooperative Republic of Guyana and Borrower.

•	Management Services Contract, dated July 17, 1998, between Borrower and BDC.

•	Subscription and Loan Agreement dated July 17, 1998 among Borrower, BDC and Kurt Eve.

Date	Company	Contract
11-19-01	Commnet of Arizona, LLC / Falkenberg	Engagement Letter

5-12-04	AT&T Wireless Services, Inc. / Commnet Wireless, LLC	GSM Build-Out Agreement

12-19-03	AT&T Wireless PCS, LLC / Commnet Wireless, LLC	Second Amended and Restated CS, M and S Agreement

2-18-03	AT&T Corp. / Commnet Wireless, Inc.	Amended and Restated Master Carrier Agreement (LD)

4-22-03	AT&T Wireless Services, Inc. / Commnet Wireless, LLC	GSM Build-Out Agreement

12-22-03	Commnet Wireless, LLC / Summit	Securities Purchase Agreement

7-15-04	Commnet Wireless, LLC / Monroe Telephone	LLC Membership Interest Assignment

7-18-05	Commnet Wireless, LLC / Monroe Telephone	LLC Membership Interest Assignment

10-26-02	Commnet of Florida, LLC	Comprehensive Agreement

10-26-02	Commnet of Florida, LLC	Construction Services and Management Agreement

9-18-02	Commnet of Florida, LLC	Loan Agreement

9-18-02	Commnet of Florida, LLC	Non-Negotiable Promissory Note

Credit Agreement/Atlantic Tele-Network, Inc.

9-18-02	Commnet of Florida, LLC	Security Agreement

11-30-04	Hawkeye Switching / Commnet Wireless, LLC	Cellular Switching Agreement (CDMA)

4-07-03	Illuminet, Inc. / Commnet Wireless, LLC	ISUP Messaging Service Agreement

11-01-03	Illuminet, Inc. / Commnet Wireless, LLC	Amendment One to ISUP Messaging Service Agreement

11-01-03	Illuminet, Inc. / Commnet Wireless, LLC	Amendment One to IS-41 Transport Service Agreement

3-01-02	MoCelCo, L.L.C.	Amended and Restated Agreement of Limited Liability Co.

8-05-04	Commnet Management, LLC / Commnet Wireless, LLC	Class C Unit Agreement (670 - $16.0 Million)

8-10-04	Commnet Management, LLC / Commnet Wireless, LLC	Class C Unit Agreement (36 - $17.5 Million)

8-05-04	Commnet Management, LLC	Restricted Unit Agreement (BS, MG, LT, MH,TK, LH,DW)

8-10-04	Commnet Management, LLC	Restricted Unit Agreement (Valkoun)

8-05-04	Commnet Management, LLC	Joinder Agreement (BS, MG, LT, MH,TK, LH,DW)

9-01-04	Commnet Management, LLC	Joinder Agreement (Valkoun)

3-15-04	Qwest Communications Corp. / Commnet Wireless, LLC	Wholesale Services Agreement (LD)

5-06-04	Qwest Communications Corp. / Commnet Wireless, LLC	Amendment No. 1 to Wholesale Services Agreement

8-06-04	Qwest Communications Corp. / Commnet Wireless, LLC	Amendment No. 2 to Wholesale Services Agreement

3-08-05	Qwest Communications Corp. / Commnet Wireless, LLC	Amendment No. 3 to Wholesale Services Agreement

4-29-05	Qwest Communications Corp. / Commnet Wireless, LLC	Amendment No. 4 to Wholesale Services Agreement

11-16-03	Syniverse (EDS) / Commnet Wireless, LLC	Interoperator Services Agreement

8-16-03	Syniverse (EDS) / Commnet Wireless, LLC	Interoperator Services Agreement (FirstSource Exhibit)

3-01-05	Syniverse (EDS) / Commnet Wireless, LLC	Amendment to the Interoperator Services Agreement

4-09-04	Commnet Supply, LLC / Commnet Wireless, LLC	Supply Agreement

9-14-04	T-Mobile / Elbert County Wireless, LLC	Spectrum Manager Lease Agreement (Elbert County)

6-13-05	T-Mobile / Commnet Four Corners, LLC	Spectrum Manager Lease Agreement (Pima County)

6-13-05	T-Mobile / Commnet Four Corners, LLC	Spectrum Manager Lease Agreement (Yuma County)

5-12-04	Commnet Wireless, LLC / AT&T Wireless Services, Inc.	GSM Build-Out Agreement

11-24-03	United Clearing Plc / Commnet Wireless, LLC	Agreement for Financial Clearing and Settlement Services

4-01-05	United Clearing Plc / Commnet Wireless, LLC	Addendum Agreement (Data)

6-03-00	AT&T Wireless Services, Inc.	Intercarrier Roamer Service Agreement

2-01-03	AT&T Wireless Services, Inc.	Amendment to Intercarrier Roamer Services Agreement

Credit Agreement/Atlantic Tele-Network, Inc.

12-19-03	AT&T Wireless Services, Inc.	Amendment to Intercarrier Roamer Services Agreement

2-01-03	AT&T Wireless Services, Inc.	GSM/PCS Roaming Agreement for GSM

5-16-03	Cingular Wireless, LLC	Intercarrier Multi-Standard Roaming Agreement

7-23-03	Cingular Wireless, LLC	Amendment No. 1 to Intercarrier Multi-Standard Roaming Agmnt.

8-16-04	Cellco Partnership/Verizon Wireless	Intercarrier Roamer Service Agreement

4-12-04	T-Mobile USA, Inc.	International Roaming Agreement for GSM and/or 3GSM

10-04-04	T-Mobile USA, Inc.	First Amendment to International Roaming Agreement

9-01-00	WirelessCO, L.P./Sprint Spectrum	Intercarrier Roamer Service Agreement

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule 5.19

Subsidiaries

Name	Member/Shareholder	Units Owned	% Owned
Guyana Telephone & Telegraph Co., Ltd.	Atlantic Tele-Network, Inc.	16,500	80.00
Choice Communications, LLC	Atlantic Tele-Network, Inc.	n/a	100.00
Atlantic Tele-Center, Inc.	Atlantic Tele-Network, Inc.	100	100.00
Call Home Telecom	Atlantic Tele-Network, Inc.	n/a	100.00
ATN (Haiti) S.A.	Atlantic Tele-Network, Inc.	100	80.00
Transnet, S.A.	Atlantic Tele-Network, Inc.	30	80.00
Chama Wireless, LLC	Commnet Wireless, LLC	3,000	100.00
Commnet of Arizona, LLC	Commnet Wireless, LLC	3,000	100.00
Commnet Four Corners, LLC	Commnet Wireless, LLC	56	100.00
Commnet of Missouri, LLC	Commnet Wireless, LLC	3,000	100.00
Excomm, LLC	Commnet Wireless, LLC	2,400	80.00
Elbert County Wireless, LLC	Commnet Wireless, LLC	77.0625	77.0625
Commnet Illinois, LLC	Commnet Wireless, LLC	3,000	100.00
Commnet Wireless, LLC	Atlantic Tele-Network, Inc.		95.00

Credit Agreement/Atlantic Tele-Network, Inc.

Exhibit 1.3

Form of Notice of Borrowing/Conversion/Continuation

Credit Agreement/Atlantic Tele-Network, Inc.

EXHIBIT 1.3

ATLANTIC TELE-NETWORK, INC.

FORM OF NOTICE OF BORROWING/CONVERSION/CONTINUATION

CoBank, ACB, as Administrative Agent

5500 S. Quebec Street

Greenwood Village, Colorado 80111

Attention: Communications and Energy Banking Group

Ladies and Gentlemen:

Pursuant to that certain Credit Agreement, dated as of September 15, 2005 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Atlantic Tele-Network, Inc. (“Borrower”), CoBank, ACB, as Administrative Agent (“Administrative Agent”) and a Lender, and such other Lenders as from time to time may become a party to the Credit Agreement. Borrower hereby requests that Administrative Agent take the actions indicated below. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Note: The following requirements apply to all requests:

•	Requests must be made no later than 11:00 a.m. (Denver, Colorado time) on a Business Day.

•	Requests must be made at least three Business Days in advance of the proposed borrowing, conversion or continuation date.

•	LIBOR Loans must be in a minimum amount of $1,000,000 and whole multiples of $500,000 in excess thereof.

•	Quoted Rate Loans must be in a minimum amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof. Quoted Rate Loans are only available with respect to the Term Loan Facility.

•	Base Rate Loan advances must be in a minimum amount of $100,000.

•	No more than a combined total of five LIBOR Loans and Quoted Rate Loans under the Revolver Facility and the Term Loan Facility may be outstanding at any one time.

Credit Agreement/Atlantic Tele-Network, Inc.

☐	REQUEST FOR BORROWING:

Borrowers hereby request an advance under the                      [Revolver/Term Loan] Facility in the amount of $            , to be made on [insert date]              and to bear interest pursuant to the interest rate option(s) checked below [check all applicable]:

☐ Base Rate Loan in the principal amount of $

☐ LIBOR Loan option in the principal amount of $            , for an Interest Period of [check one:]

☐ 1 month ☐ 2 months ☐ 3 months ☐ 6 months ☐ 9 months or ☐ 12 months

☐ Quoted Rate Loan option in the principal amount of $            , for an Interest Period of             .

In connection with such request under the Revolver Facility, Borrower hereby certifies as follows:

(a)	The Revolver Loan Commitment as reduced pursuant to the Credit Agreement is $ ;

(b)	The aggregate principal balance of Revolver Loans outstanding (not including this requested Revolver Loan) is $ ; and

(c)	Therefore, the Available Revolver Loan Commitment, calculated as provided in the definition thereof in the Credit Agreement, is $ ((a) minus (b)).

☐	REQUEST FOR CONVERSION:

Borrower hereby requests that the following                      [Revolver/Term] Loan(s) be converted to [a] new interest rate option[s] as indicated [check all applicable]:

Description of Loan(s) to be Converted [check one]:

☐	On [insert date] , convert $ of the Base Rate Loan under the [Revolver/Term Loan] Facility.

☐	Upon expiration of its current Interest Period, convert the [LIBOR Loan/Quoted Rate Loan] under the [Revolver/Term Loan] Facility in the principal amount of $ , the Interest Period for which expires on [insert date]: .

Credit Agreement/Atlantic Tele-Network, Inc.

Description of New Loan(s) [check all applicable]:

☐ to a LIBOR Loan in the principal amount of $            , for an Interest Period of [check one]:

☐ 1 month ☐ 2 months ☐ 3 months ☐ 6 months ☐ 9 months or ☐ 12 months

☐ to a Quoted Rate Loan in the principal amount of $            , for an Interest Period of             .

☐	REQUEST FOR CONTINUATION:

Borrower hereby requests that the interest rate option(s) applicable to the following loan(s) be continued as indicated:

☐	Upon expiration of its current Interest Period, continue the LIBOR Loan under the [Revolver/Term Loan] Facility in the principal amount of $ , the current Interest Period for which expires on [insert date] , for a new Interest Period of:

☐ 1 month ☐ 2 months ☐ 3 months ☐ 6 months ☐ 9 months or ☐ 12 months

☐	Upon expiration of its current Interest Period, continue the Quoted Rate Loan under the Term Loan Facility in the principal amount of $ , the current Interest Period for which expires on [Insert Date] , for a new Interest Period of .

[If a new borrowing: The borrowing will be used for the following purpose: [PLEASE PROVIDE PURPOSE]].

Credit Agreement/Atlantic Tele-Network, Inc.

The undersigned hereby certifies that, both before and after giving effect to the borrowing, conversion or continuation request above (i) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, together with all supplemental disclosures delivered to Administrative Agent prior to the date hereof, are true, correct and complete in all material respects as of the date hereof, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Administrative Agent after the Closing Date which disclosures are acceptable to Administrative Agent, (ii) no Default or Event of Default has occurred and is continuing on the date hereof, (iii) no order, judgment or decree of any court, arbitrator or Governmental Authority purports to enjoin or restrain any Lender from making any Loan, (iv) since the Closing Date, there has not occurred any event or condition that has had or would reasonably be expected to have a Material Adverse Effect, (v) all Loan Documents are in full force and effect, and (vi) the undersigned is authorized to execute and deliver this Notice on behalf of Borrower.

ATLANTIC TELE-NETWORK, INC.

By:
Title:

Date:

Credit Agreement/Atlantic Tele-Network, Inc.

Exhibit 4.5(C)

Form of Compliance Certificate

Credit Agreement/Atlantic Tele-Network, Inc.

EXHIBIT 4.5(C)

FORM OF

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE is given by                                 , [two of: the chief executive officer, the chief financial officer and the chief accounting officer] of Atlantic Tele-Network, Inc., (“Borrower”), pursuant to Subsection 4.5(C) of that certain Credit Agreement, dated as of September 15, 2005 (as such agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent and a Lender, and such other Lenders as from time to time may become a party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

We hereby certify as follows:

1. We are the [two of: chief executive officer/the chief financial officer/the chief accounting officer], respectively, of Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certify that the matters set forth below are true and accurate to the best of our present knowledge, information and belief after due inquiry;

2. Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of Borrowers and their Subsidiaries and related combined and consolidated balance sheet, statements of income, stockholders’ equity and EBITDA of Borrowers and their Subsidiaries for the fiscal [year/quarter] ended             , as required by Subsection 4.5 [(A)/(B)] of the Credit Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement and except for the omission of footnotes and for the effect of normal year-end adjustments), fairly present in all material respects the condition of Borrower and its Subsidiaries during the periods covered thereby and as of the dates thereof, and are in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the business of Borrower and its Subsidiaries is conducted (to the extent not inconsistent with GAAP);

3. As of the date of such financial statements, Borrower and its Subsidiaries are in compliance with the covenants set forth in Section 4 of the Credit Agreement, except as set forth under paragraph 4 below. Attached hereto as Annex B are calculations which demonstrate the compliance by Borrower and its Subsidiaries with such covenants; and

Credit Agreement/Atlantic Tele-Network, Inc.

4. We have reviewed the activities of Borrower and each of its Subsidiaries, and consulted with appropriate representatives of Borrower and each of its Subsidiaries, during the fiscal [year/quarter] ended             , and reviewed the Credit Agreement and the other Loan Documents. As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex C hereto.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of                     ,     .

ATLANTIC TELE-NETWORK, INC.

By:
Chief Officer

By:
Chief Officer

Credit Agreement/Atlantic Tele-Network, Inc.

ANNEX A

Annual (audited) or Quarterly (unaudited)

Financial Statements

Credit Agreement/Atlantic Tele-Network, Inc.

ANNEX B

Compliance Calculations

Credit Agreement/Atlantic Tele-Network, Inc.

COVENANT 4.1

Total Leverage Ratio

**Note:	This calculation is required at each fiscal quarter end. This covenant shall be calculated on a consolidated basis for Borrower and its Subsidiaries.**

As of the fiscal quarter ended                     ,     .

(A) Indebtedness:	$

(B)	EBIDTA = (i) the result of (1) the sum of (a) net income or deficit, as the case may be, excluding gains or losses on the sale of assets and extraordinary (non-recurring, one-time) gains and losses, (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, and (d) income taxes, minus (2) to the extent included in calculating net income or deficit, the sum of (a) interest income, (b) dividends and patronage income and (c) equity in earnings from unconsolidated subsidiaries and joint ventures, and (ii) measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition, directly or through a subsidiary, of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation:

1st Quarter	$

2nd Quarter	$

3rd Quarter	$

4th Quarter	$

Total:	$

Total Leverage Ratio = (A) ÷ (B) =	:1.0

Compliance1:             Yes             No

1	Borrower will have 60 days after the applicable reporting date to cure any default under Subsection 4.1 by reducing the Indebtedness of Borrower on a consolidated basis through an equity issuance.

Credit Agreement/Atlantic Tele-Network, Inc.

COVENANT 4.2

Commnet Leverage Ratio

**Note:	This calculation is required at each fiscal quarter end. This covenant shall be calculated for Commnet.**

As of the fiscal quarter ended                     ,     .

(A) (i) Indebtedness of Borrower (calculated on a consolidated basis for Borrower and its Subsidiaries) minus (ii) the amount of Borrower Pledged Cash, each as of the date of calculation:	$

(B)	EBIDTA for Commnet (calculated on a consolidated basis for Commnet and its Subsidiaries) for the then most recently completed four fiscal quarters:

1st Quarter	$

2nd Quarter	$

3rd Quarter	$

4th Quarter	$

Total:	$

Credit Agreement/Atlantic Tele-Network, Inc.

Commnet Leverage Ratio = (A) ÷ (B) < the ratio set forth below opposite such period:

Date	Ratio
Closing Date through and including December 31, 2005	7.500:1.0
January 1, 2006 through and including June 30, 2006	7.000:1.0
July 1, 2006 through and including December 31, 2006	6.250:1.0
January 1, 2007 through and including June 30, 2007	5.750:1.0
July 1, 2007 through and thereafter	5.000:1.0

Compliance2:             Yes             No

2	Borrower will have 60 days after the applicable reporting date to cure any default under Subsection 4.2 by reducing the Indebtedness of Borrower on a consolidated basis or increasing the Borrower Pledged Cash, except that, Borrower and any of its Subsidiaries, including Commnet, may not incur an additional Indebtedness in order to cure such default.

Credit Agreement/Atlantic Tele-Network, Inc.

COVENANT 4.2

Debt Service Coverage Ratio

**Note:	This calculation is required at each fiscal quarter end. This covenant shall be calculated on a consolidated basis for Borrower and its Subsidiaries.**

As of the fiscal quarter ended                     ,     .

(A)	EBITDA for the most recently completed four (4) consecutive fiscal quarters:

1st Quarter	$

2nd Quarter	$

3rd Quarter	$

4th Quarter	$

Total:	$

(B)	All principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts then outstanding under such lines) for the most recently completed four (4) consecutive fiscal quarters:

1st Quarter	$

2nd Quarter	$

3rd Quarter	$

4th Quarter	$

Total:	$

Credit Agreement/Atlantic Tele-Network, Inc.

(C)	Interest Expense for the most recently completed four (4) consecutive fiscal quarters:

1st Quarter	$

2nd Quarter	$

3rd Quarter	$

4th Quarter	$

Total:	$

Debt Service Coverage Ratio = (A) ÷ ((B) + (C)) =	:1.0

Compliance:             Yes             No

Credit Agreement/Atlantic Tele-Network, Inc.

COVENANT 4.4

Equity to Assets Ratio

**Note:	This calculation is required at each fiscal quarter end. This covenant shall be calculated on a consolidated basis for Borrower and its Subsidiaries.**

As of the fiscal quarter ended                     ,     .

(A)	Equity = Consolidate total assets minus consolidated total liabilities:	$

(B)	Consolidated total assets	$

Equity to Assets Ratio = (A) ÷ (B) =		:1.0

Compliance:              Yes              No

Credit Agreement/Atlantic Tele-Network, Inc.

ANNEX C

Disclosure Of Default

Credit Agreement/Atlantic Tele-Network, Inc.

Exhibit 10.1(A)

Form of Lender Addition Agreement

Credit Agreement/Atlantic Tele-Network, Inc.

EXHIBIT 10.1(A)

FORM OF LENDER ADDITION AGREEMENT

This Lender Addition Agreement (“Agreement”) is made as of                     ,     , between                      (“Assigning Lender”) and                      (“Additional Lender”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement (as hereinafter defined).

Recitals

WHEREAS, CoBank, ACB, as Administrative Agent and as a Lender, each of the other Lenders as from time to time may become a party thereto, and Atlantic Tele-Network, Inc. (“Borrower”) have entered into a certain Credit Agreement, dated as of September 15, 2005 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), pursuant to which Assigning Lender has agreed to make Loans to Borrower; and

WHEREAS, Assigning Lender desires to assign to Additional Lender all or a portion of its interest in the Loans and the Collateral and to delegate to Additional Lender all or a portion of its Pro Rata Share of the Loan Commitments and other duties with respect to the Loans and the Collateral; and

WHEREAS, Additional Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assigning Lender; and

WHEREAS, Additional Lender desires to appoint Administrative Agent to serve as Administrative Agent for Additional Lender under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Assigning Lender, Administrative Agent and Additional Lender agree as follows:

SECTION 1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1 Assignment.

A. Assigning Lender hereby transfers and assigns to Additional Lender, without recourse and without representations or warranties of any kind (except as set forth in Sections 1.1(B) and 3.2 of this Agreement), such percentage of Assigning Lender’s right, title and interest in the Loans, the Credit Agreement, the Loan Documents and the Collateral as will result in Additional Lender having, as of the Effective Date (as hereinafter defined) of this Agreement, its Pro Rata Share (as set forth in Schedule A of this Agreement, attached hereto and made a part hereof) thereof. All fees payable to Assigning Lender under the Credit Agreement accrued prior to the Effective Date are for the account of Assigning Lender. Interest accrued but unpaid prior to the Effective Date shall be for the account

Credit Agreement/Atlantic Tele-Network, Inc.

of Assigning Lender. Fees and interest accruing on or with respect to that portion of each Loan and Loan Commitment assigned to Additional Lender on and after the Effective Date shall be for the account of Additional Lender. Each of Assigning Lender and Additional Lender hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

B. Assigning Lender hereby represents and warrants to Additional Lender that it has not previously assigned or transferred the Assigned Amount (as hereinafter defined). The Assigned Amount is free and clear of all liens, charges or encumbrances created by, through or under Assigning Lender.

1.2 Delegation.

Assigning Lender hereby delegates to Additional Lender all or a portion of its Pro Rata Share of the Loan Commitments and its other duties and obligations as a Lender under the Credit Agreement and the Loan Documents equivalent to Additional Lender’s Pro Rata Share.

1.3 Acceptance by Additional Lender.

By its execution of this Agreement, Additional Lender (i) accepts such assignment and delegation and agrees to be a Lender under the Loans, the Credit Agreement and the other Loan Documents, (ii) appoints Administrative Agent to serve as Administrative Agent for Additional Lender under the Loans, the Credit Agreement and the other Loan Documents, and (iii) agrees to be bound by the terms and conditions of the Loans, the Credit Agreement and the other Loan Documents.

1.4 Effective Date.

Subject to compliance with Subsection 8.1 of the Credit Agreement, such assignment and delegation will be effective and Additional Lender will become a Lender under the Credit Agreement and the Loan Documents as of                          ,              (“Effective Date”) upon Administrative Agent’s and, if applicable, Borrower’s acceptance hereof.

SECTION 2. INITIAL PAYMENT AND DELIVERY OF NOTES

2.1 Payment of the Assigned Amount.

Additional Lender will pay to Assigning Lender, in immediately available funds, not later than 12:00 p.m. Denver, Colorado time on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans (“Assigned Amount”) as set forth on Schedule A hereof.

Credit Agreement/Atlantic Tele-Network, Inc.

2.2 Execution and Delivery of Notes.

Following payment by Additional Lender under Section 2.1 hereof, Assigning Lender will deliver the old Notes to Administrative Agent for redelivery to Borrowers and Borrowers will execute and deliver to Administrative Agent, for delivery to Assigning Lender and Additional Lender, new Note(s) evidencing Additional Lender’s and Assigning Lender’s respective Pro Rata Shares in the Loans after giving effect to the assignment described in Section 1 of this Agreement. Each new Note will be issued in the aggregate maximum principal amount of the Pro Rata Share of the applicable Loan Commitment of the Lender to whom such Note is issued.

SECTION 3. ADDITIONAL LENDER’S AND ASSIGNING LENDER’S

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Additional Lender’s Representations and Warranties.

Additional Lender hereby represents, warrants and covenants the following to Assigning Lender and Administrative Agent:

A. This Agreement is a legal, valid and binding agreement of Additional Lender, enforceable according to its terms;

B. The execution and performance by Additional Lender of its duties and obligations under this Agreement, the Credit Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any federal, state, or local governmental or regulatory body;

C. Additional Lender is familiar with transactions of the kind and scope reflected in the Credit Agreement and the Loan Documents and in this Agreement;

D. Additional Lender has made its own independent investigation and appraisal of the financial condition and affairs of Borrower, has conducted its own evaluation of the Loans, the Credit Agreement and the Loan Documents, the Collateral and Borrower’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement with respect to the Loans independently and without reliance upon Assigning Lender or Administrative Agent, and will continue to do so;

E. Additional Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Additional Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control. No assignment or participation by Additional Lender granted pursuant to Subsection 8.1 of the Credit Agreement will require Assigning Lender, Administrative Agent or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

Credit Agreement/Atlantic Tele-Network, Inc.

F. Additional Lender has no loans to, written or oral agreements with, or equity or other ownership interest in Borrowers or its Affiliates, other than as described in writing to Administrative Agent; and

G. Additional Lender is capable of making LIBOR Loans under the Credit Agreement.

3.2 Assigning Lender’s Representations and Warranties.

Assigning Lender hereby represents and warrants the following to Additional Lender and Administrative Agent:

(A) This Agreement is a legal, valid and binding agreement of Assigning Lender, enforceable according to its terms;

(B) The execution and performance by Assigning Lender of its duties and obligations under this Agreement, the Credit Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any federal, state or local governmental or regulatory body with respect to Assigning Lender;

(C) Assigning Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby; and

(D) Assigning Lender has not previously assigned or transferred the interests being assigned hereby, and such interests are free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party or other defect in title created by, through or under Assigning Lender.

SECTION 4. LIMITATIONS OF LIABILITY

Except as provided in Sections 1.1(B) and 3.2, neither Assigning Lender nor Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (i) the Credit Agreement, the Loan Documents or the Loans, (ii) the validity, genuineness, enforceability, or collectibility of any of them, (iii) the amount, value or existence of the Collateral, (iv) the perfection or priority of any lien upon or security interest in the Collateral or (v) the solvency, financial condition or statements of Borrower or any other party to the Loan Documents. Neither Assigning Lender nor Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, or appraisal on behalf of Additional Lender, nor will Assigning Lender or Administrative Agent have any responsibility or liability with respect to the accuracy or completeness of any information provided to Additional Lender which has been provided to Assigning Lender or Administrative Agent by Borrower or by any third party. Nothing in the Agreement or in the Credit Agreement and the Loan Documents shall impose upon Assigning Lender or Administrative Agent any fiduciary relationship in respect of Additional Lender.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 5. FAILURE TO ENFORCE

5.1 Not a Waiver.

No failure or delay on the part of Administrative Agent or Assigning Lender in the exercise of any power, right, or privilege hereunder or under the Credit Agreement or any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege.

5.2 Remedies Cumulative.

All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

SECTION 6. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

SECTION 7. SURVIVAL OF INDEMNITIES AND CONTINUING EFFECT

This Agreement will continue in full force and effect as to Additional Lender so long as any amounts of principal, interest, or fees are owed to Additional Lender or any of the Loan Commitments remain outstanding; provided, however, that Additional Lender’s obligation to indemnify Administrative Agent and Additional Lender’s obligations of confidentiality hereunder and under the Credit Agreement will continue notwithstanding any termination of this Agreement or the Credit Agreement to the extent set forth in the Credit Agreement.

SECTION 8. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assigning Lender, Administrative Agent and Additional Lender.

SECTION 9. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 10. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

SECTION 11. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12. APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

SECTION 13. WITHHOLDING TAXES

If Additional Lender is, as of the Effective Date, or thereafter becomes a foreign corporation or a U.S. branch of a foreign corporation, Additional Lender will execute and deliver to Administrative Agent, for delivery to Borrowers, within 30 days after the Effective Date and by January 15th of each year, a United States Internal Revenue Service Form W8ECI or W-8BEN, or any successor form, as appropriate, properly completed and claiming complete exemption from withholding and deduction of United States federal taxes and Additional Lender will execute and deliver to Administrative Agent, promptly upon the expiration of any such form, a new form of like kind. Additional Lender represents and warrants that, as of the Effective Date, it is entitled to receive payments of principal and interest hereunder without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof. In the event that after delivering such form, Additional Lender ceases to be exempt from withholding or deduction, or both, of such taxes, Administrative Agent may withhold or deduct, or both, the applicable amount from any payments of principal or interest to which Additional Lender otherwise would be entitled. Additional Lender will indemnify Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Additional Lender’s failure to fulfill its obligations under the terms of this Section 13.

SECTION 14. COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

Credit Agreement/Atlantic Tele-Network, Inc.

SECTION 15. CONSENT OF BORROWER AND ADMINISTRATIVE AGENT

This Agreement is conditioned upon the consent of Borrower and Administrative Agent (not to be unreasonably withheld or delayed) pursuant to Subsection 8.1 of the Credit Agreement (unless consent is not required pursuant to such Subsection 8.1). The execution of this Agreement by Borrower and Administrative Agent is evidence of such consent. Pursuant to Subsection 8.1 of the Credit Agreement, Borrower has agreed to execute and deliver (1) to Additional Lender, in substitution for its existing Notes, new Notes payable to the order of Additional Lender to evidence the assignment and assumption provided for herein and (2) to Assigning Lender, in substitution for its existing Notes, new Notes payable to the order of Assigning Lender to evidence the assignment and assumption provided for herein; provided, such existing Notes shall be delivered to Borrower for cancellation upon issuance of such new Notes. Assigning Lender further agrees to pay a non-refundable administrative fee of $3,500 to Administrative Agent in connection with the assignment herein (if applicable), as provided in Subsection 8.1 of the Credit Agreement.

[Signatures on Next Page]

Credit Agreement/Atlantic Tele-Network, Inc.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

(as Additional Lender)	(as Assigning Lender)

By:	By:
Its:	Its:
Notice Address:	Notice Address:

Attn:	Attn:
Telephone:	Telephone:
Fax:	Fax:

Account Information	Account Information:
[BANK]	[BANK]

ABA:	ABA:
Attn:	Attn:
Acct.#:	Acct.#:
Reference:	Reference:

Credit Agreement/Atlantic Tele-Network, Inc.

COBANK, ACB,	ATLANTIC TELE-NETWORK, INC.
as Administrative Agent

By:	By:
Its:	Its:

Notice Address:	Notice Address:

CoBank, ACB
900 Circle 75 Parkway
Suite 400
Atlanta, Georgia 30339-5946	Attn:
Attn: Communications and Energy Banking Group

With a copy to:	With a copy to:

CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attn: Communications and Energy Banking Group
Attn:

Credit Agreement/Atlantic Tele-Network, Inc.

Schedule A to Lender Addition Agreement

This Schedule amends the Credit Agreement to the extent necessary to reflect the assignment by Assigning Lender to Additional Lender of its right, title, and interest in the Loans and the Credit Agreement and Loan Documents equivalent to Additional Lender’s Pro Rata Share and the reduction of Assigning Lender’s Loan Commitments. All capitalized terms used in this Schedule and not so defined herein shall have the respective meanings set forth in the Lender Addition Agreement to which this Schedule is attached, or, if not so defined therein, in the Credit Agreement. All percentages set forth on this Schedule A shall be carried to the seventh decimal.

1.	Pro Rata Share of Loan Commitments Assigned to Additional Lender

Pro Rata Share of the Revolver Loan Commitment
(expressed in U.S. Dollars)	-	$

Pro Rata Share of the Revolver Loan Commitment
(expressed as a percentage)	-		%

Pro Rata Share of the Term Loan Commitment
(expressed in U.S. Dollars)	-	$

Pro Rata Share of the Term Loan Commitment
expressed as a percentage)	-		%

All fees payable to Assigning Lender under the Credit Agreement accrued prior to the Effective Date are for the account of Assigning Lender and such fees accruing from and including the Effective Date on or with respect to that portion of the Loan Commitments assigned to Additional Lender are for the pro rata account of Additional Lender.

2.	Pro Rata Share of Loan Commitments Retained by Assigning Lender

Pro Rata Share of the Revolver Loan Commitment
(expressed in U.S. Dollars)	-	$

Pro Rata Share of the Revolver Loan Commitment
(expressed as a percentage)	-		%

Pro Rata Share of the Term Loan Commitment
(expressed in U.S. Dollars)	-	$

Pro Rata Share of the Term Loan Commitment
(expressed as a percentage)	-		%

Credit Agreement/Atlantic Tele-Network, Inc.

3.	Loans Outstanding on the Effective Date

Revolver Loans	-	$

Assigned Amount of Revolver Loans	-	$

Term Loan	-	$

Assigned Amount of Term Loan	-	$

4.	Interest Rate to Additional Lender

As set forth in the Credit Agreement, pro rata based on Additional Lender’s Pro Rata Share of the Revolver Loans and the Term Loans, as applicable. Interest accrued prior to the Effective Date shall be for the account of Assigning Lender. Interest accruing from and after the Effective Date on the assigned amount of the outstanding Loans shall be for the account of Additional Lender.

Credit Agreement/Atlantic Tele-Network, Inc.

Exhibit 10.1(B)

Form of Revolver Note

Credit Agreement/Atlantic Tele-Network, Inc.

EXHIBIT 10.1(B)

FORM OF

REVOLVER PROMISSORY NOTE

ATLANTIC TELE-NETWORK, INC.

$	September 15, 2005

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                      (“Lender”), at the office of the Administrative Agent (as defined below) at 5500 S. Quebec Street, Greenwood Village, Colorado 80111, or at such place as the holder of this Promissory Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                      UNITED STATES DOLLARS (US $            ), or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(A) of the Credit Agreement described below, at such times as are specified therein.

This Promissory Note is payable on the dates and in the amounts set forth in the Credit Agreement described below. This Promissory Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Promissory Note is one of the Revolver Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower constituting Revolver Loans incurred under, that certain Credit Agreement, dated as of September 15, 2005, by and among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”) and as a Lender, and each of the other Lenders as may become a party thereto from time to time (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to Revolver Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Promissory Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Promissory Note shall be payable, at the times and from the dates specified in the Credit Agreement for Revolver Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after

Credit Agreement/Atlantic Tele-Network, Inc.

the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement. The indebtedness evidenced by this Promissory Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction. Whenever in this Promissory Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in Revolver Loans or in its commitment to make Revolver Loans as permitted by the Credit Agreement. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page intentionally left blank]

Credit Agreement/Atlantic Tele-Network, Inc.

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, each by its duly authorized officer, on the date first shown above.

ATLANTIC TELE-NETWORK, INC.

By:
Name:
Title:

Credit Agreement/Atlantic Tele-Network, Inc.

Exhibit 10.1(C)

Form of Term Note

Credit Agreement/Atlantic Tele-Network, Inc.

EXHIBIT 10.1(C)

FORM OF

TERM LOAN NOTE

ATLANTIC TELE-NETWORK, INC.

$	September 15, 2005

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                      (“Lender”), at the office of the Administrative Agent (as defined below) at 5500 S. Quebec Street, Greenwood Village, Colorado, 80111, or at such place as the holder of this Promissory Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                      UNITED STATES DOLLARS (US $            ), or if less, the aggregate unpaid principal amount of all advances made to Borrowers by Lender pursuant to Subsection 1.1(B) of the Credit Agreement described below, at such times as are specified therein.

This Promissory Note is payable on the dates and in the amounts set forth in the Credit Agreement described below. This Promissory Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Promissory Note is one of the Term Loan Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower constituting Term Loans incurred under, that certain Credit Agreement, dated as of September 15, 2005, by and among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”) and as a Lender, and each of the other Lenders as may become a party thereto from time to time (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to Term Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Promissory Note at the rates of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Promissory Note shall be payable, at the times and from the dates specified in the Credit Agreement for Term Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after

Credit Agreement/Atlantic Tele-Network, Inc.

the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement. The indebtedness evidenced by this Promissory Note is secured pursuant to the terms of the Loan Documents.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible, each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction. Whenever in this Promissory Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in Term Loans or in its commitment to make Term Loans as permitted by the Credit Agreement. The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[Remainder of page intentionally left blank]

Credit Agreement/Atlantic Tele-Network, Inc.

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, each by its duly authorized officer, on the date first shown above.

ATLANTIC TELE-NETWORK, INC.

By:
Name:
Title: